                                                                   EXHIBIT 10.50


================================================================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                  BY AND AMONG

                         MORTON INDUSTRIAL GROUP, INC.,

                 THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                    NATIONAL CITY BANK, AS SYNDICATION AGENT

                                       AND

                     HARRIS TRUST AND SAVINGS BANK, AS AGENT

                           DATED AS OF MARCH 26, 2004

================================================================================

                                TABLE OF CONTENTS

SECTION                                                         HEADING                                                  PAGE
SECTION 1.              THE CREDITS ..................................................................................     2

       Section 1.1.     Revolving Credit .............................................................................     2
                  (a)   Generally ....................................................................................     2
                  (b)   Revolving Loans ..............................................................................     3
       Section 1.2.     Term Credit . ................................................................................     3
       Section 1.3.     Letters of Credit ............................................................................     4
                  (a)   General Terms ................................................................................     4
                  (b)   Applications ................................................................................      4
                  (c)   The Reimbursement Obligation .................................................................     5
                  (d)   The Participating Interests ..................................................................     6
                  (e)   Indemnification ..............................................................................     6
                  (f)   Change in Laws ...............................................................................     7
       Section 1.4.     Manner and Disbursement of Borrowings ........................................................     7
                  (a)   Generally ....................................................................................     7
                  (b)   Reimbursement Obligation .....................................................................     8
                  (c)   Agent Reliance on Bank Funding ...............................................................     8
       Section 1.5.     Manner of Obtaining Letters of Credit ........................................................     8
       Section 1.6.     The Swing Line ...............................................................................     8

SECTION 2.              INTEREST AND CHANGE IN CIRCUMSTANCES .........................................................    11

       Section 2.1.     Interest Rate Options ........................................................................    11
       Section 2.2.     Minimum Amounts ..............................................................................    12
       Section 2.3.     Computation of Interest ......................................................................    12
       Section 2.4.     Manner of Rate Selection .....................................................................    12
       Section 2.5.     Change of Law ................................................................................    12
       Section 2.6.     Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR ..........................    13
       Section 2.7.     Taxes and Increased Costs ....................................................................    13
       Section 2.8.     Change in Capital Adequacy Requirements ......................................................    14
       Section 2.9.     Funding Indemnity ............................................................................    15
       Section 2.10.    Lending Branch ...............................................................................    15
       Section 2.11.    Lender's Duty to Mitigate ....................................................................    15
       Section 2.12.    Discretion of Lenders as to Manner of Funding ................................................    16
       Section 2.13.    Replacement of Lender ........................................................................    16
       Section 2.14.    Default Rate .................................................................................    17

SECTION 3.              FEES, PREPAYMENTS, TERMINATIONS, APPLICATIONS AND NOTATIONS ..................................    18

       Section 3.1.     Fees .........................................................................................    18
       Section 3.2.     Voluntary Prepayments of Revolving Credit and Term Notes .....................................    19

       Section 3.3.     Mandatory Prepayments ........................................................................    19
       Section 3.4.     Terminations of Revolving Credit Commitments .................................................    21
       Section 3.5.     Place and Application of Payments ............................................................    21
       Section 3.6.     Notations and Requests .......................................................................    22
       Section 3.7.     Excess Revolving Credit ......................................................................    23

SECTION 4.              COLLATERAL ...................................................................................    23

       Section 4.1.     Collateral ...................................................................................    23
       Section 4.2.     Guaranties ...................................................................................    23
       Section 4.3.     Further Assurances ...........................................................................    24
       Section 4.4.     Collections ..................................................................................    24

SECTION 5.              DEFINITIONS; INTERPRETATION ..................................................................    24

       Section 5.1.     Definitions ..................................................................................    24
       Section 5.2.     Interpretation ...............................................................................    42
       Section 5.3.     Change in Accounting Principles ..............................................................    43

SECTION 6.              REPRESENTATIONS AND WARRANTIES ...............................................................    43

       Section 6.1.     Organization and Qualification ...............................................................    43
       Section 6.2.     Subsidiaries .................................................................................    43
       Section 6.3.     Authority and Validity of Obligations ........................................................    44
       Section 6.4.     Use of Proceeds; Margin Stock ................................................................    44
       Section 6.5.     Financial Reports ............................................................................    45
       Section 6.6.     Full Disclosure ..............................................................................    45
       Section 6.7.     Good Title ...................................................................................    45
       Section 6.8.     Litigation and Other Controversies ...........................................................    45
       Section 6.9.     Taxes ........................................................................................    45
       Section 6.10.    Approvals ....................................................................................    46
       Section 6.11.    Affiliate Transactions .......................................................................    46
       Section 6.12.    Investment Company; Public Utility Holding Company ...........................................    46
       Section 6.13.    ERISA ........................................................................................    46
       Section 6.14.    Compliance with Laws .........................................................................    46
       Section 6.15.    Environmental and Safety Matters .............................................................    47
       Section 6.16.    Other Agreements .............................................................................    48
       Section 6.17.    No Default ...................................................................................    48
       Section 6.18.    Trademarks, Franchises, and Licenses .........................................................    48
       Section 6.19.    Governmental Authority and Licensing .........................................................    48
       Section 6.20.    Solvency .....................................................................................    49
       Section 6.21.    Capital Structure ............................................................................    49

SECTION 7.              CONDITIONS PRECEDENT .........................................................................    50

       Section 7.1.     All Advances .................................................................................    50
       Section 7.2.     Initial Advance ..............................................................................    51
       Section 7.3.     Initial Loans ................................................................................    54

SECTION 8.              COVENANTS ....................................................................................    54

       Section 8.1.     Maintenance of Business ......................................................................    54
       Section 8.2.     Maintenance of Property ......................................................................    54
       Section 8.3.     Taxes and Assessments ........................................................................    54
       Section 8.4.     Insurance ....................................................................................    54
       Section 8.5.     Financial Reports ............................................................................    54
       Section 8.6.     Total Funded Debt/EBITDA Ratio ...............................................................    56
       Section 8.6.     Total Senior Funded Debt/EBITDA Ratio ........................................................    57
       Section 8.8.     Minimum EBITDA ...............................................................................    57
       Section 8.9.     Fixed Charge Coverage Ratio ..................................................................    58
       Section 8.10.    Capital Expenditures .........................................................................    58
       Section 8.11.    Indebtedness .................................................................................    58
       Section 8.12.    Liens ........................................................................................    59
       Section 8.13.    Investments, Loans, Advances and Guaranties ..................................................    60
       Section 8.14.    Leases .......................................................................................    61
       Section 8.15.    Dividends and Certain Other Restricted Payments ..............................................    62
       Section 8.16.    Mergers, Consolidations and Sales ............................................................    62
       Section 8.17.    Acquisitions .................................................................................    64
       Section 8.18.    Maintenance of Subsidiaries ..................................................................    64
       Section 8.19.    Formation of Subsidiaries ....................................................................    64
       Section 8.20.    ERISA ........................................................................................    64
       Section 8.21.    Compliance with Laws .........................................................................    64
       Section 8.22.    Burdensome Contracts with Affiliates .........................................................    65
       Section 8.23.    Changes in Fiscal Year .......................................................................    65
       Section 8.24.    Change in the Nature of Business .............................................................    65
       Section 8.25.    Use of Loan Proceeds .........................................................................    65
       Section 8.26.    No Restrictions ..............................................................................    65
       Section 8.27.    Subordinated Debt ............................................................................    65
       Section 8.28.    Management Compensation ......................................................................    66
       Section 8.29.    Worthington Settlement Documents .............................................................    66
       Section 8.30.    Mid-Central Debt .............................................................................    66
       Section 8.31.    Required Hedging .............................................................................    66
       Section 8.32.    Equity Restriction ...........................................................................    67

SECTION 9.              EVENTS OF DEFAULT AND REMEDIES ...............................................................    67

SECTION 10.             THE AGENT ....................................................................................    69

       Section 10.1.    Appointment and Authorization of Agent .......................................................    69
       Section 10.2.    Agent and its Affiliates .....................................................................    70
       Section 10.3.    Action by Agent ..............................................................................    70
       Section 10.4.    Consultation with Experts ....................................................................    70
       Section 10.5.    Liability of Agent; Credit Decision ..........................................................    70
       Section 10.6.    Indemnity ....................................................................................    71
       Section 10.7.    Resignation of Agent and Successor Agent .....................................................    71

       Section 10.8.    Agent as Letter of Credit Issuer .............................................................    72
       Section 10.9.    Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements ..............    72
       Section 10.10.   Designation of Additional Agents .............................................................    72
       Section 10.11.   Authorization to Release or Subordinate or Limit Liens .......................................    73
       Section 10.12.   Authorization to Enter into, and Enforcement of, the Collateral Documents ....................    73

SECTION 11. THE GUARANTIES ...........................................................................................    73

       Section 11.1.    The Guaranties ...............................................................................    73
       Section 11.2.    Guaranty Unconditional .......................................................................    74
       Section 11.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances ..................    75
       Section 11.4.    Waivers ......................................................................................    75
       Section 11.5.    Limit on Recovery ............................................................................    75
       Section 11.6.    Stay of Acceleration .........................................................................    76
       Section 11.7.    Benefit to Guarantors ........................................................................    76
       Section 11.8.    Guarantor Covenants ..........................................................................    76

SECTION 12. MISCELLANEOUS ............................................................................................    76

       Section 12.1.    Holidays .....................................................................................    76
       Section 12.2.    No Waiver, Cumulative Remedies ...............................................................    76
       Section 12.3.    Waivers, Modifications and Amendments ........................................................    76
       Section 12.4.    Costs and Expenses ...........................................................................    77
       Section 12.5.    Documentary Taxes ............................................................................    77
       Section 12.6.    Survival of Representations ..................................................................    77
       Section 12.7.    Survival of Indemnities ......................................................................    77
       Section 12.8.    Notices ......................................................................................    78
       Section 12.9.    Headings .....................................................................................    78
       Section 12.10.   Severability of Provisions ...................................................................    78
       Section 12.11.   Counterparts .................................................................................    78
       Section 12.12.   Binding Nature, Governing Law, Etc. ..........................................................    78
       Section 12.13.   Entire Understanding .........................................................................    79
       Section 12.14.   Participations ...............................................................................    79
       Section 12.15.   Assignment Agreements ........................................................................    79
       Section 12.16.   Confidentiality ..............................................................................    80
       Section 12.17.   Withholding Taxes ............................................................................    80
       Section 12.18.   Sharing of Set-Off ...........................................................................    82
       Section 12.19.   Headings .....................................................................................    82
       Section 12.20.   Set-off ......................................................................................    82
       Section 12.21.   Construction .................................................................................    82
       Section 12.22.   Lender's Obligations Several .................................................................    83
       Section 12.23.   Release of Claims ............................................................................    83
       Section 12.24.   Submission to Jurisdiction; Waiver of Jury Trial .............................................    83
       Section 12.25.   Reaffirmation of Collateral Documents ........................................................    83

       Section 12.26.   Amended and Restated Interests ...............................................................    83

Signature ............................................................................................................     1

Exhibit A        --   Revolving Credit Note
Exhibit B        --   Term Note
Exhibit C        --   Swing Line Note
Exhibit D        --   Compliance Certificate
                      Attachment to Compliance Certificate
Exhibit E        --   Notice of Payment Request
Exhibit F        --   Guaranty
Exhibit G        --   Assignment and Acceptance
Exhibit H        --   Borrowing Base Certificate

Schedule 1       --   Existing Letter of Credit
Schedule 6.2     --   Subsidiaries
Schedule 6.15    --   Environmental Matters
Schedule 6.20    --   Capital Structure
Schedule 8.12    --   Other Liens


                                      -V-

                          MORTON INDUSTRIAL GROUP, INC.

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

      This Second Amended and Restated Credit Agreement is entered into as of March 26, 2004, by and among Morton Industrial Group, Inc., a Georgia corporation (the "Borrower"), each of the Subsidiaries from time to time becoming a party hereto, as Guarantors, each of the financial institutions which are or hereafter become party hereto (hereinafter referred to as a "Lender" and collectively as the "Lenders"), and Harris Trust and Savings Bank in its capacity as agent hereunder (hereinafter referred to as the "Agent").

                                 R E C I T A L S

      A. The Borrower has requested that the Lenders continue to extend credit to the Borrower.

      B. The Borrower, the Guarantors, the Lenders (and certain other financial institutions not party hereto) and the Agent are currently party to that certain Amended and Restated Credit Agreement dated as of February 25, 2002 (as amended, the "Previous Credit Agreement"). The Borrower hereby requests that certain amendments be made to the Previous Credit Agreement and, for the sake of clarity and convenience, that the Previous Credit Agreement be restated as so amended. As part of such amendments to the Previous Credit Agreement, the Borrower has requested that the Lenders refinance a portion of the Loans thereunder (the "Previous Loans"), extend the maturity of the credit facilities provided thereby, and make certain other changes thereto, all on and subject to the terms and conditions set forth below. This Agreement shall become effective, and shall amend and restate the Previous Credit Agreement, upon the execution of this Agreement by the Borrower, the Guarantors, the Agent and the Lenders and the satisfaction of the conditions precedent contained in Section 7 hereof; and from and after the Effective Date, (i) all references made to the Previous Credit Agreement in the Loan Documents or in any other instrument or document shall, without more, be deemed to refer to this Second Amended and Restated Credit Agreement and (ii) the Previous Credit Agreement shall be deemed amended and restated in its entirety hereby.

      C. The Lenders, upon acceptance of this Agreement in writing and satisfaction of the conditions precedent contained in Section 7 hereof, will continue to lend monies and/or make advances, extensions of credit or other financial accommodations to, on behalf of or for the benefit of the Borrower pursuant hereto, and (i) any Previous Loans which were Revolving Loans under the Previous Credit Agreement and which are not repaid on the Effective Date will automatically, and without further action on the part of the Lenders or the Borrower, become Revolving Loans under this Agreement held ratably in proportion to the several Revolving Credit Commitments of the Lenders hereunder and be evidenced by the Revolving Credit Notes issued under this Agreement, (ii) the Existing Letters of Credit issued and outstanding under the Previous Credit Agreement will automatically, and without further action on the part of the Lenders or the Borrower, become Letters of Credit under this Agreement in which the Lenders shall hold Participating Interests ratably according to their several Revolving Credit

Commitments hereunder, and (iii) any portion of the Previous Loans which was evidenced by the Term Loan under the Previous Credit Agreement and is not repaid on the Effective Date will automatically, and without further action on the part of the Lenders or the Borrower, become a portion of the Term Loan under this Agreement held ratably in proportion to the several Term Loan Commitments of the Lenders hereunder and be evidenced by the Term Notes issued under this Agreement. Any Previous Loans under the Previous Credit Agreement which are repaid on the Effective Date will be paid to the holders of the Notes issued under the Previous Credit Agreement in such proportions as shall be necessary to
(x) repay in full the Previous Loans held by holders of the Notes issued under the Previous Credit Agreement which are not Lenders hereunder and (y) allow such Loans remaining outstanding hereunder to be held by the Lenders hereunder in the proportions described in the immediately preceding sentence; provided that, if so agreed by the Borrower and the Agent, Swing Loans outstanding on the Effective Date will become Swing Loans under this Agreement and be evidenced by the Swing Line Notes issued under this Agreement.

      NOW, THEREFORE, in consideration of the recitals set forth above, which by this reference are incorporated into this Agreement set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the Borrower, the Guarantors, the Agent and the Lenders hereby agree to the following:

SECTION 1. THE CREDITS.

      Section 1.1. Revolving Credit.

      (a) Generally. Subject to the terms and conditions hereof, each Lender severally agrees to extend credit to the Borrower on a revolving basis under the revolving credit facility described in this Section 1.1 (the "Revolving Credit") which may be availed of by the Borrower from time to time, and borrowings thereunder may be repaid and used again, during the period from the date hereof to and including the Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire, provided that, as set forth in the recitals hereto, all or a portion of the initial Revolving Loans made on the Effective Date shall represent a continuation of the Revolving Loans outstanding under the Previous Credit Agreement. The maximum amount of the Revolving Credit which each Lender agrees to extend to the Borrower shall not exceed its Revolving Credit Commitment. The Revolving Credit may be utilized by the Borrower in the form of Revolving Loans, Letters of Credit and Swing Loans, all as more fully hereinafter set forth; provided, however, that the aggregate amount of Revolving Loans, L/C Obligations and Swing Loans outstanding at any one time from the Borrower shall not exceed the lesser of (x) the Revolving Credit Commitments in effect at such time or (y) the Borrowing Base as then determined and computed. For all purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitments is necessary, the Revolving Loans and L/C Obligations shall be deemed to utilize the Revolving Credit Commitments then in effect. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment.

      (b) Revolving Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Borrower in the form of loans in U.S. Dollars (individually a "Revolving Loan" and collectively the "Revolving Loans"). Each Revolving Loan by the Lenders shall be in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000, except to the extent Section 2 provides otherwise in the case of LIBOR Portions. Each Revolving Loan shall be made pro rata by the Lenders in accordance with the amounts of their respective Revolver Percentages. Each advance made by a Lender of its pro rata share of each Revolving Loan shall be evidenced by the same Revolving Credit Note of the Borrower (individually, for each Lender, its "Revolving Credit Note" and collectively, for all the Lenders, their "Revolving Credit Notes") payable to the order of such Lender in the amount of its Revolving Credit Commitment, with each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as provided in Section 2 hereof and be expressed to mature on the Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Borrower on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received.

      Section 1.2. Term Credit. Subject to all of the terms and conditions hereof, the Lenders severally agree to make a term loan in U.S. Dollars (the "Term Loan") to the Borrower under the term credit facility set forth in this
Section 1.2 in an amount not to exceed their Term Loan Commitments, provided that all or a portion of the initial Term Loan made on the Effective Date shall represent a continuation of the Term Loan outstanding under the Previous Credit Agreement. The Term Loan shall be disbursed in a single advance made on the Effective Date, at which time the commitments of the Lenders to make the Term Loan shall expire. Each Lender shall advance a pro rata share of the Term Loan in accordance with the amount of its respective Term Percentage. Each Lender's pro rata share of the Term Loan shall be evidenced by a Term Note of the Borrower (individually a "Term Note" and collectively the "Term Notes") payable to the order of such Lender in the amount of its pro rata share of the Term Loan, each Term Note to be in the form (with appropriate insertions) attached hereto as Exhibit B. Each Term Note shall mature in quarterly installments of principal, with the amount of each such principal installment to equal the amount set forth in Column B below shown opposite of the relevant due date as set forth in Column A below:

              COLUMN A                COLUMN B

                                SCHEDULED PRINCIPAL
            PAYMENT DATE       PAYMENT ON TERM LOAN
              06/30/04                $500,000
              09/30/04                $500,000
              12/31/04                $500,000
              03/31/05                $500,000
              06/30/05                $750,000
              09/30/05                $750,000

              COLUMN A                COLUMN B

                                SCHEDULED PRINCIPAL
            PAYMENT DATE       PAYMENT ON TERM LOAN
            ------------       --------------------
              12/31/05                $750,000
              03/31/06                $750,000
              06/30/06                $750,000
              09/30/06                $750,000
              12/31/06                $750,000
              03/31/07                $750,000
              06/30/07                $750,000
              09/30/07                $750,000
              12/31/07                $750,000
              03/31/08        All remaining principal

, it being agreed that the final payment of both principal and interest not sooner paid on the Term Loan shall be due and payable on March 31, 2008, the final maturity thereof, and with the amount of each payment due on the Term Note held by each Lender to be equal to such Lender's Term Percentage of such payment.

      Section 1.3. Letters of Credit.

      (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall issue standby or commercial letters of credit (each a "Letter of Credit") for the account of the Borrower (whether for its own account individually or also for the account of any Subsidiary) in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Sublimit as then in effect; provided, however, that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between (x) the lesser of (i) the Revolving Credit Commitments in effect at such time or (ii) the Borrowing Base as then determined and computed and (y) the aggregate principal amount of Revolving Loans and Swing Loans then outstanding. Each Letter of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for its Revolver Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in accordance with each Lender's Revolver Percentage. Upon the effectiveness of this Agreement, each Existing Letter of Credit shall, without any further action by any party, be deemed to have been issued as a Letter of Credit hereunder for all purposes hereof.

      (b) Applications. At any time before the Termination Date, the Agent shall, at the request of the Borrower, issue one or more Letters of Credit for the account of the Borrower (whether for its own account individually or also for the account of any Subsidiary), in a form satisfactory to the Agent, in an aggregate face amount as set forth above, upon the receipt of an application for the Letter of Credit in the form customarily prescribed by the Agent duly executed by the Borrower for whose account such Letter of Credit was issued (each an "Application"). Each Letter of Credit issued hereunder which is a standby letter of credit shall expire not later than the earlier of (i) twelve (12) months from the date of issuance and each renewal or (ii) five (5) Business Days prior to the Termination Date. Each Letter of Credit issued hereunder which is a commercial letter of credit shall expire not later than the earlier of (i) one hundred eighty (180) days from the date of issuance and each renewal or (ii) five (5) Business Days prior to the Termination Date. Notwithstanding anything contained in any Application to the contrary (i) the Borrower shall be liable for all obligations in respect of each Letter of Credit, (ii) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 3.1(b) hereof, (iii) except during the continuance of an Event of Default, the Agent will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iv) if the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of Applicable Margin plus the Domestic Rate from time to time in effect (computed on a basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). The Agent will promptly notify the Lenders of each issuance by it of a Letter of Credit. If the Agent issues any Letters of Credit with expiration dates that are automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Revolving Credit Commitments have been terminated or (iii) an Event of Default exists and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 and the other terms of this Section 1.3. Without limiting the generality of the foregoing, the Agent's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 7 and the other terms of this Section 1.3 and the Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies the Agent of any failure to satisfy or otherwise comply with such conditions and terms and directs the Agent not to take such action.

      (c) The Reimbursement Obligation. Subject to Section 1.3(b) hereof, the obligation of the Borrower to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the Agent's principal office in Chicago, Illinois by no later than 12:30 p.m. (Chicago time) on the date when such drawing is paid or, if drawing was paid after 11:30 a.m. (Chicago time), by the end of such day. If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

      (d) The Participating Interests. Each Lender (other than the Lender then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation in respect of a Letter of Credit issued for the Borrower's account at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit E hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to its Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Domestic Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Revolver Percentage as a Lender hereunder.

      The several obligations of the Participating Lenders to the Agent under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except to the extent the Borrower is relieved from its obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Lender arising outside this Agreement.

      (e) Indemnification. Each Participating Lender shall, to the extent of its respective Revolver Percentage, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the

Participating Lenders under this Section 1.3(e) and all other parts of this
Section 1.3 shall survive termination of this Agreement and of all other L/C Documents.

      (f) Change in Laws. If the Agent or any Lender shall determine in good faith that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Agent or such Lender (whether or not having the force of law), shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or the Agent's or such Lender's or the liability of the Borrower with respect thereto; or

            (ii) impose on the Agent or such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

and the Agent or such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Agent or such Lender of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the Borrower shall pay on demand to the Agent or such Lender from time to time as specified by the Agent or such Lender such additional amounts as the Agent or such Lender shall determine are sufficient to compensate and indemnify it for such increased cost in respect of each such Letter of Credit; provided, however, that the Borrower shall not be obligated to pay any such amount or amounts to the extent such additional cost was incurred or paid by such Lender more than ninety (90) days prior to the date of the delivery of the certificate referred to in the immediately following sentence (nothing herein to impair or otherwise affect the Borrower's liability hereunder for costs subsequently incurred or paid by such Lender).

      Section 1.4. Manner and Disbursement of Borrowings. (a) Generally. The Borrower shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on any Business Day of each request for a Loan, in each case specifying the type of Loan (whether a Revolving Loan or a Term Loan) which is to be made, the amount of such Loan and the date such Loan is to be made. The Agent shall promptly notify each Lender of the Agent's receipt of each such notice. Each Loan shall initially constitute part of the applicable Domestic Rate Portion except to the extent the Borrower has otherwise timely elected as provided in Section 2 hereof. Not later than 12:00 noon (Chicago time) on the date specified for any Loan to be made by a Lender hereunder, such Lender shall make the proceeds of its pro rata share of such Loan available to the Agent in Chicago in immediately available funds. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the Borrower at the principal office of the Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Agent from each Lender of its pro rata share of such Loan.

      (b) Reimbursement Obligation. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of a Revolving Loan equal to the amount of a Reimbursement Obligation and has not notified the Agent by 11:00 a.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Revolving Loan constituting part of the Domestic Rate Portion on such day in the amount of the Reimbursement Obligation then due, subject to Section 7.1 hereof, which Revolving Loan shall be applied to pay the Reimbursement Obligation then due.

      (c) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Lender prior to 11:30 a.m. (Chicago time) on the date a Loan is to be made hereunder that such Lender does not intend to make its pro rata share of such Loan available to the Agent, the Agent may assume that such Lender has made such share available to the Agent on such date and the Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrower, the Agent shall be entitled to receive such amount from such Lender forthwith upon the Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section 2.9 hereof with respect to such payment.

      Section 1.5. Manner of Obtaining Letters of Credit. The Borrower shall provide at least four (4) Business Days' advance written notice to the Agent of a Borrower's request for the issuance for the Borrower's account of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent, in each case, together with the fees called for by this Agreement. The Agent shall promptly notify each Lender of the Agent's receipt of each such notice.

      Section 1.6. The Swing Line. (a) Swing Loans. Subject to all of the terms and conditions hereof, Harris Trust and Savings Bank ("Harris") may, in its discretion, make loans ("Swing Loans") in U.S. Dollars to the Borrower under the swing line facility set forth in this Section 1.6 (the "Swing Line") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment or (ii) the difference between (a) the lesser of (1) the Revolving Credit Commitments in effect at such time or (2) the Borrowing Base as then determined and computed and (b) the sum of Revolving Loans and L/C Obligations outstanding at the time of computation. The Swing Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. All Swing Loans shall be evidenced by a single promissory note of the Borrower issued to Harris in the form of Exhibit C hereto (the "Swing Line Note"). Without regard to the face principal amount of the Swing Line Note, the actual principal amount at any time outstanding and owing by the Borrower on account of the Swing Line Note during the period ending on the Termination Date shall be the sum of all Swing Loans then or theretofore made thereon less all payments actually received thereon during such period.

      (b) Payment. Each Swing Loan shall be due and payable on the last day of the Interest Period selected therefor. The Borrower may voluntarily prepay any Swing Loan bearing interest at the Domestic Rate before its maturity at any time upon notice to Harris prior to 1:00 p.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment; provided, however, the Borrower may not voluntarily prepay any Swing Loan bearing interest at Harris' Quoted Rate before its maturity.

      (c) Minimum Borrowing Amount. Each Swing Loan which bears interest with reference to the Domestic Rate shall be in an amount not less than $100,000. Each Swing Loan which bears interest at Harris' Quoted Rate shall be in an amount not less than $500,000.

      (d) Interest on Swing Loans. Each Swing Loan shall bear interest at the Domestic Rate from time to time in effect plus the Applicable Margin; or (y) if the Borrower so elects in accordance with the following provisions, Harris' Quoted Rate; provided, however, that if any Swing Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Loan shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at a rate per annum equal to the sum of two percent (2%) plus the interest rate which would otherwise be applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin plus the Domestic Rate from time to time in effect. Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

      (e) Requests for Swing Loans. The Borrower shall give Harris prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period selected therefor. Within thirty (30) minutes after receiving such notice, Harris may in its discretion quote an interest rate to the Borrower at which Harris would be willing to make such Swing Loan available to the Borrower for a given Interest Period (the rate so quoted for a given Interest Period being herein referred to as "Harris' Quoted Rate"). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept Harris' Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Harris' Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the sum of the Applicable Margin plus the Domestic Rate from time to time in effect. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in this Agreement to the contrary notwithstanding, (i) Harris shall have no obligation to make Swing Loans and any Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Borrower shall not request more than one Swing Loan during any one day.

      (f) Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris to act on its behalf for such purpose) and with notice to the Borrower, request each Lender to make a Revolving Loan constituting the Domestic Rate Portion of the Revolving Credit Notes in an amount equal to such Lender's Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless any of the conditions of Section 7.1 are not fulfilled on such date, each Bank shall make the proceeds of its requested pro rata share of such Revolving Loan available to Harris, in immediately available funds, at Harris' principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Loan shall be immediately applied to repay the outstanding Swing Loans; provided, however, that unless any Default or Event of Default has occurred and is continuing or the Borrower otherwise permits, the proceeds of such Revolving Loan shall not be applied to repay any outstanding Swing Loan bearing interest at Harris' Quoted Rate prior to the end of the Interest Period applicable thereto.

      (g) Participations. If any Lender refuses or otherwise fails to make its pro rata share of a Revolving Loan when requested by Harris pursuant to Section 1.6(f) above (because the conditions in Section 7.1 are not satisfied or otherwise), such Lender will, by the time and in the manner such share of such Revolving Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans, provided no purchase of a participation in a Swing Loan bearing interest at Harris' Quoted Rate need be made until after expiration of the Interest Period applicable thereto. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The several obligations of the Lenders under this Section 1.6(g) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section 1.6(g) shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 2. INTEREST AND CHANGE IN CIRCUMSTANCES.

      Section 2.1. Interest Rate Options. (a) Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Revolving Credit Notes and Term Notes (all of the indebtedness evidenced by such Notes, whether or not such Notes are of the same class, bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Borrower, bear interest with reference to the Domestic Rate (the "Domestic Rate Portion") or with reference to the Adjusted LIBOR ("LIBOR Portions"), and Portions of a particular class of Notes may be converted from time to time from one basis for such Notes to the other. All of the indebtedness evidenced by the Revolving Credit Notes and Term Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by the Revolving Credit Notes and Term Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Borrower hereby promises to pay interest on each Portion at the rates and times specified in this Section 2.

      (b) Domestic Rate Portion. Each Domestic Rate Portion shall bear interest (which the Borrower hereby promises to pay at the times herein provided) at the rate per annum determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the Borrower hereby promises to pay at the times herein provided), before as well as after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Domestic Rate Portion shall be payable monthly on the last day of each month in each year and at maturity of the applicable Notes, and interest after maturity shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

      (c) LIBOR Portions. Each LIBOR Portion shall bear interest (which the relevant Borrower hereby promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum determined by adding the Applicable Margin to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the Borrower hereby promises to pay at the times herein provided), whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of the Interest Period such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to the Domestic Rate Portion of the applicable Notes after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a LIBOR Portion in excess of three (3) months, on the date occurring every three

(3) months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. The Borrower shall notify the Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Borrower shall notify the Agent of the new Interest Period selected therefor, and in the event the Borrower shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion of the applicable Notes as of and on the last day of such Interest Period. The Agent shall promptly notify each Lender of each notice received from the Borrower pursuant to the foregoing provision.

      Section 2.2. Minimum Amounts. Each LIBOR Portion shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $500,000.

      Section 2.3. Computation of Interest. All interest on each LIBOR Portion shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All interest on the Domestic Rate Portion shall be computed on the basis of a year of 365 days (or, in a leap year, 366 days) for the actual number of days elapsed.

      Section 2.4. Manner of Rate Selection. The Borrower shall notify the Agent by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor), and the Agent shall advise each Lender of each notice by 2:00 p.m. (Chicago time) on the same Business Day the Agent receives such notice. If any request is made to convert a LIBOR Portion into the Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable.

      Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or of the Notes, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Agent (which shall in turn promptly notify the Borrower and the other Lenders) and the obligation of such Lender to create, continue or maintain LIBOR Portions under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain LIBOR Portions. The Borrower, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the affected LIBOR Portions, together with all interest accrued thereon and all other amounts payable to the affected Lender with respect thereto under this Agreement; provided, however, that the Borrower may instead elect to convert the principal amount of the affected LIBOR Portion into the Domestic Rate Portion of the applicable Notes, subject to the terms and conditions of this Agreement.

      Section 2.6. Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or of the Notes, if prior to the commencement of any Interest Period:

            (a) the Agent or Required Lenders in good faith determine that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to the Lenders in the relevant market;

            (b) the Agent or Required Lenders in good faith determine that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR; or

            (c) the Agent or Required Lenders in good faith determine that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to the Lenders of funding their LIBOR Portions for such Interest Period and (ii) the Lenders' rights to payment under Section 2.7 hereof will not reasonably compensate them for such inadequate or unfair reflection of such cost;

then the Agent or Required Lenders, as the case may be, shall promptly give notice thereof to the other Lenders and the Borrower and the obligations of the Lenders to create, continue or effect by conversion any LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by or on behalf of the relevant Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

      Section 2.7. Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law) shall:

            (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing Adjusted LIBOR;

            (ii) subject such Lender, any LIBOR Portion or a Note to the extent it evidences such a Portion, to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

            (iii) change the basis of taxation of payments of principal and interest due from the Borrower to such Lender hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender); or

            (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the disbursement of credit hereunder, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrower shall pay on demand to such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount; provided, however, that the Borrower shall not be obligated to pay any such amount or amounts to the extent such additional cost or payment was incurred or paid by such Lender more than ninety
(90) days prior to the date of the delivery of the certificate referred to in the immediately following sentence (nothing herein to impair or otherwise affect the Borrower's liability hereunder for costs or payments subsequently incurred or paid by such Lender). If a Lender makes such a claim for compensation, it shall provide to the Borrower (with a copy to the Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

      Section 2.8. Change in Capital Adequacy Requirements. If any Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any of its branches or any corporation controlling such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to the Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction; provided, however, that the

Borrower shall not be obligated to compensate such Lender to the extent its rate of return was so reduced more than ninety (90) days prior to the date of such demand (nothing herein to impair or otherwise affect the Borrower's liability hereunder to compensate for subsequent reductions in such Lender's rate of return).

      Section 2.9. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any Fixed Rate Loan or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

            (i) any payment of a Fixed Rate Loan on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

            (ii) any failure by the Borrower to create, borrow, continue or effect by conversion a Fixed Rate Loan on the date specified in a notice given pursuant to this Agreement, unless such failure results from the Lenders' inability or unwillingness pursuant to Sections 2.5 and 2.6 hereof to create, continue or effect by conversion a LIBOR Portion;

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to the Borrower (with a copy to the Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

      Section 2.10. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 12.15 hereof or at such of its branches or offices as such Lender may from time to time elect.

      Section 2.11. Lender's Duty to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section 2.5, 2.6 or 2.7 hereof, such Lender will, after notice to the Borrower, to the extent not inconsistent with such Lender's internal policies and customary business practices, use its best efforts to make, fund or maintain the affected LIBOR Portion or issue or participate in the affected Letter of Credit, as the case may be, through another lending office of such Lender if as a result thereof the unlawfulness which would otherwise require payment of such Portion pursuant to Section 2.5 hereof would cease to exist or the circumstances which would otherwise terminate such Lender's obligation to make such Portion under
Section 2.6 hereof would cease to exist or the increased costs which would otherwise be required to be paid in respect of such Portion or Letter of Credit pursuant to Section 2.7 hereof would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Portion, or issuance or participation in such Letter of Credit, as the case may be, through such other lending office would not otherwise adversely affect such Portion or such Lender. The Borrower hereby agrees to pay all reasonable expenses incurred by each such Lender in utilizing another lending office pursuant to this Section 2.11.

      Section 2.12. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.5, 2.6, 2.7 and 2.9 hereof) shall be made as if each Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of its share of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

      Section 2.13. Replacement of Lender. (a) In the event that (x) the Borrower receives from a Lender a certificate requesting an amount be paid to such Lender under Section 1.3(f), 2.7 or 2.8 hereof and the Required Lenders have not similarly made requests for payment arising out of the same circumstances or (y) the obligation of any Lender to make or maintain any LIBOR Portion has terminated under Section 2.5 or 2.6 hereof and the obligations of the Required Lenders to make or maintain LIBOR Portions have not similarly terminated by reason of the same circumstances or (z) any Lender becomes a Defaulting Lender, then the Borrower may request other Lenders hereunder to assume in full the Commitments then in effect of the Lender requesting such amount be paid or whose obligations with respect to LIBOR Portions have so terminated or of such Defaulting Lender, as the case may be (such Lender in each case being herein referred to as the "Replaceable Lender"), and to purchase the Notes issued to the Replaceable Lender at a price equal to the outstanding principal amount of such Notes and the Replaceable Lender's share of any accrued and unpaid interest on such Notes plus accrued and unpaid commitment fees owed to the Replaceable Lender, and if any Lender or Lenders (each an "Assuming Lender") in their sole discretion agree so to assume in full the Commitments of the Replaceable Lender (provided only one Assuming Lender shall assume the Swing Line Commitment, if relevant), and after payment by the Borrower to the Replaceable Lender of all amounts due under this Agreement to such Lender (including any amount specified as due in a certificate submitted under Section 1.3(f), 2.7 or 2.8 hereof) not so paid by the Assuming Lender, then such assumption shall take place in the manner set forth in subsection (b) below. In the event no Lender or Lenders agrees to assume in full the Commitments of the Replaceable Lender, then the Borrower may nominate one or more Lenders not then party to this Agreement so to assume in full the Commitments of the Replaceable Lender, and if such nominated Lender or Lenders are acceptable to the Agent and Required Lenders (excluding the Replaceable Lender), such assumption shall take place in the manner set forth in subsection (b) below and each such Lender or Lenders shall become a Lender hereunder (each a "New Lender") and the Replaceable Lender shall no longer be a party hereto or have any rights hereunder.

      (b) In the event a Replaceable Lender's Commitments are to be assumed in full by an Assuming Lender or a New Lender, then such assumption shall take place on a date acceptable to the Borrower, the Replaceable Lender and the Assuming Lender or New Lender, as the case may be, and such assumption shall take place through the payment of all amounts due under this Agreement to the Replaceable Lender and the execution of such instruments and documents as shall, in the reasonable opinion of the Agent, be reasonably necessary or appropriate for the Assuming Lender or New Lender to assume in full the Commitments of the Replaceable Lender (including, without limitation, the issuance of new Notes and the execution of an amendment hereto making any New Lender a party hereto). In the event no Assuming Lender or New Lender agrees to assume in full the Commitments of the Replaceable Lender, then such Replaceable Lender shall remain a party hereto and its Commitments shall remain in effect.

      (c) The rights and remedies against a Defaulting Lender under this Agreement, including without limitation this Section 2.13, are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Loan which such Defaulting Lender has not funded, and that the Agent, or any Lender may have against such Defaulting Lender with respect to any such Loan.

      Section 2.14. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:

            (a) for any Domestic Rate Portion or any Swing Loan bearing interest based on the Domestic Rate, the sum of 2.0% plus the Applicable Margin plus the Domestic Rate from time to time in effect;

            (b) for any LIBOR Portion or any Swing Loan bearing interest at Harris' Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Domestic Rate Portions plus the Domestic Rate from time to time in effect;

            (c) for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.3 with respect to such Reimbursement Obligation; and

            (d) for any Letter of Credit, the sum of 2.0% plus the letter of credit fee due under Section 3.1 with respect to such Letter of Credit;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

SECTION 3. FEES, PREPAYMENTS, TERMINATIONS, APPLICATIONS AND NOTATIONS.

      Section 3.1. Fees.

      (a) Commitment Fee. For the period from and including the date hereof to but not including the Termination Date, the Borrower shall pay to the Agent for the ratable benefit of the Lenders as hereinafter set forth, a commitment fee at the Applicable Margin (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date. Such commitment fee shall be allocated among the Lenders ratably in accordance with the amount of their respective Revolving Credit Commitments which is not in use in the form of Revolving Loans, but with Swing Loans to be deemed Revolving Loans which use exclusively the Revolving Credit Commitment of Harris (or if different, any other Lender which then holds the Swing Line Commitment).

      (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of each Letter of Credit pursuant to Section 1.3 hereof, the Borrower shall pay to the Agent for its own account an issuance fee equal to 0.125% of the face amount of (or the increase in the face amount of) such Letter of Credit. On the last day of each calendar quarter, and on the Termination Date, the Borrower shall pay to the Agent for the ratable benefit of the Lenders in accordance with their percentages a fee equal to the Applicable Margin for LIBOR Portions of the Revolving Loans (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily outstanding undrawn amounts during such quarter of the Letters of Credit. In addition to the letter of credit fees called for above, the Borrower further agrees to pay to the Agent for its own account such processing and transaction fees and charges as the Agent from time to time customarily imposes in connection with any issuance, amendment, cancellation, negotiation and/or payment of letters of credit and drafts drawn thereunder.

      (c) Audit and Appraisal Fees. The Borrower shall pay to the Agent for its own use and benefit reasonable charges for audits of the Collateral by the Agent or its agents or representatives in such amounts as the Agent may from time to time reasonably request (the Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits actually performed by it); provided, however, that in the absence of any Default or Event of Default, the Borrower shall not be required to reimburse the Agent for more than two such audits per calendar year.

      (d) Agent's Fees. The Borrower shall pay to the Agent the fees agreed to between the Agent and the Borrower in a letter dated March 22, 2004, or as otherwise agreed to in writing between them.

      Section 3.2. Voluntary Prepayments of Revolving Credit and Term Notes.

      (a) Revolving Credit Notes. The Borrower shall have the privilege of prepaying the Revolving Credit Notes in whole or in part (but if in part, then in a minimum amount of

$100,000 or such greater amount which is an integral multiple of $100,000) on any Business Day upon notice thereof to the Agent not later than 11:00 a.m. (Chicago time) on such day, in the case of Domestic Rate Portions, and on the third Business Day prior to such day, in the case of LIBOR Portions, the Agent to promptly so notify the Lenders, by the Borrower paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such a prepayment prepays such Notes in full and is accompanied by the termination in whole of the Revolving Credit Commitments pursuant to which such Notes were issued, accrued interest thereon to the date of prepayment plus any commitment fee which has accrued and is unpaid and (ii) any amount due the Lenders under
Section 2.9 hereof. Any amount so prepaid on the Revolving Credit Notes may, subject to the terms and conditions of this Agreement, be reborrowed.

      (b) Term Notes. The Borrower shall have the privilege of prepaying the Term Notes in whole or in part (but if in part, then in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000) at any time upon one (1) Business Day's prior notice, in the case of Domestic Rate Portions, and three (3) Business Days' prior notice, in the case of LIBOR Portions, to the Agent (such notice, if received subsequent to 11:00 a.m. (Chicago time) on a given day, to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such a prepayment prepays such Notes in full, accrued interest thereon to the date of prepayment and (ii) any amounts due to the Lenders under Section 2.9 hereof. Voluntary prepayments of the principal of the Term Notes shall be applied to the several installments thereof due on such Notes in the inverse order of their respective maturities, beginning with the final payment due on the final maturity date thereof. No amount paid or prepaid on the Term Notes may be reborrowed.

      Section 3.3. Mandatory Prepayments.

      (a) Excess Cash Flow. No later than 90 days after the last day of each fiscal year of the Borrower, the Borrower shall pay over to the Agent for the ratable benefit of the Lenders, as and for a mandatory prepayment, an amount equal to the Excess Cash Flow Prepayment Percentage of the Excess Cash Flow of the Borrower and its Subsidiaries for such fiscal year, each such prepayment to be allocated to the Term Loan until repaid in full, and then to prepay the Revolving Loans and prefund any outstanding Letters of Credit.

      (b) Equity or Debt Offering. Within five (5) Business Days of receipt by the Borrower of cash proceeds from (x) any public offering or private placement of any capital stock or other equity securities of the Borrower (other than proceeds from (i) any sale of capital stock of Borrower pursuant to an employee stock ownership plan or (ii) any sale of capital stock of Borrower, or any options to acquire any such stock, to officers, directors or key employees of the Borrower or any of its Subsidiaries as compensation for services rendered or
(iii) any exercise by such officers or directors of such options), or (y) any issuance of Indebtedness after the Effective Date (other than Indebtedness permitted by Sections 8.11(a)-(j) hereof), the Borrower shall make a mandatory prepayment in an amount equal to 100% of the net cash proceeds of such issuance (net only of underwriting discounts and commissions and any other reasonable out-of-pocket costs and expenses directly incurred and payable in connection therewith), such prepayment to be allocated to the Term Loan until repaid in full, and then to prepay the Revolving Loans and prefund any outstanding Letters of Credit.

      (c) Asset Sales. Any and all proceeds derived from the sale or disposition (whether voluntary or involuntary), or on account of damage or destruction, of the real estate, furniture, fixtures, equipment or other fixed assets of the Borrower or any Subsidiary shall be paid over to the Agent as and for a mandatory prepayment, such prepayment to be allocated to the Term Loan until repaid in full, and then to prepay the Revolving Loans and prefund any outstanding Letters of Credit; provided, however, that (i) the foregoing provisions shall be inapplicable to proceeds received by the Agent under the Collateral Documents if and so long as, pursuant to the terms of the Collateral Documents, the same are to be held by the Agent and disbursed for the restoration, repair or replacement of the property in respect of which such proceeds were received, (ii) no prepayment shall be required with respect to the first $250,000 of net proceeds (i.e., gross proceeds net of out-of-pocket expenses incurred in effecting the sale or other disposition) received during any one calendar year from the sale or other disposition of equipment, furniture and fixtures of the Borrower and its Subsidiaries, taken together, which are worn out, obsolete or, in the good faith judgment of the Borrower or such Subsidiary, no longer desirable to the efficient conduct of its business as then conducted, (iii) no prepayment shall be required with respect to proceeds received from the sale, damage or destruction of any of the equipment or other assets subject to Liens permitted by Section 8.12 hereof if and to the extent such proceeds are applied to reduce the indebtedness secured by such Liens and
(iv) so long as no Default or Event of Default has occurred or is continuing the Borrower or such Subsidiary, as the case may be, may retain the proceeds derived from the sale, damage or destruction of fixtures, furniture and equipment if and to the extent that the Borrower or such Subsidiary establishes to the reasonable satisfaction of the Agent that the equipment sold, damaged, or destroyed has been replaced (or repaired in the case of damaged property) with fixtures, furniture or equipment of at least equal value and utility to that replaced (before any such damage or destruction) which is subject to a first lien in favor of the Agent for the benefit of the Lenders. Nothing herein contained shall in any manner impair or otherwise affect the prohibitions against the sale or other disposition of Collateral contained herein and in the Collateral Documents.

      (d) Mid-Central Notes. On the date of any receipt by Mid-Central, the Borrower or any other Subsidiary of the Borrower of any principal payment on the Mid-Central Notes, the Borrower will immediately make a mandatory prepayment in an amount equal to 100% of such principal payment received, of which prepayment 50% shall be allocated to the Term Loan and 50% shall be allocated to prepay the Revolving Loans (it being understood that if the then-outstanding principal amount of the Term Loan is less than 50% of such required prepayment amount, then the remaining required prepayment amount shall be allocated to the Revolving Loans, and if the then-outstanding principal amount of the Revolving Loans is less than 50% of such required prepayment amount, then the remaining required prepayment amount shall be allocated to the Term Loan).

      (e) Application. Each such prepayment required by this Section 3.3 shall be applied to the Term Notes or the Revolving Credit Notes, as the case may be, ratably in accordance with the unpaid principal balances thereof, with the amount of such prepayments on the Term Notes applied to reduce the remaining scheduled amortization payments on the Term Notes in inverse order of maturity, starting with the final payment due on the final maturity date thereof.

      Section 3.4. Terminations of Revolving Credit Commitments. (a) Voluntary. The Borrower shall have the right as of the close of any calendar quarter, upon five (5) Business Days' prior notice to the Agent (which shall promptly notify the Lenders), to ratably terminate the Revolving Credit Commitments without premium or penalty and in whole or in part (but if in part, then in an amount not less than $2,500,000 or such greater amount which is an integral multiple of $500,000), provided that the Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of the Revolving Loans, Swing Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments pursuant to this Section may not be reinstated. Any reduction of the Revolving Credit Commitments to a level below the L/C Sublimit or the Swing Line Commitment shall effect a concurrent reduction in the L/C Sublimit or Swing Line Commitment, as the case may be, so as to equal the total Revolving Credit Commitments after giving effect to such reduction.

      (b) Mandatory. Concurrent with each prepayment of Revolving Loans required under subsections (a), (b) and (c) of Section 3.3, the Revolving Credit Commitments shall permanently terminate ratably in accordance with each Lender's Revolver Percentage by an amount equal to the aggregate amount required to be prepaid and applied against Revolving Loans.

      Section 3.5. Place and Application of Payments. All payments of principal, interest, fees and all other amounts payable hereunder shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) on the date any such payment is due and payable. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Lender). Payments received by the Agent after 11:00 a.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders and shall be promptly distributed by the Agent ratably to the Lenders. Unless the Borrower otherwise directs or this Agreement otherwise requires, principal payments on any particular class of Notes shall be first applied to the Domestic Rate Portion of such Notes until payment in full thereof, with any balance applied to the LIBOR Portions of such Notes in the order in which their Interest Periods expire. Any amount paid or prepaid on the Revolving Credit Notes or Swing Line Note may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. No amount paid or prepaid on the Term Notes may be reborrowed.

      Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Loans and other Obligations, the Hedging Liability or the Funds Transfer and Deposit Account Liability by the Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Agent and distributed as follows:

            (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under this Agreement and the other Loan Documents and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Section 12.4 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

            (b) second, to the payment of any outstanding interest or other fees or indemnification amounts due under the Loan Documents other than for principal of the Loans and L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or Obligations owing each;

            (c) third, to the payment of the principal of the Swing Loans;

            (d) fourth, to the payment of the principal of the other Loans and any liabilities in respect of Reimbursement Obligations and to the Agent to be held as collateral security for any undrawn Letters of Credit (until the Agent is holding an amount of cash equal to the then outstanding amount of all such Letters of Credit), and Hedging Liability, the aggregate amount paid to or held as collateral security for the Lenders and, in the case of Hedging Liability, their Affiliates, to be allocated pro rata as among the Lenders in accord with the then respective aggregate unpaid principal balances of such Loans, the amount of L/C Obligations, and the amount of Hedging Liability;

            (e) fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Loan Documents (including, without limitation, Funds Transfer and Deposit Account Liability) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

            (f) sixth, to the Borrower or to whoever the Agent reasonably determines to be lawfully entitled thereto.

      Section 3.6. Notations and Requests. All Loans made by a Lender against a Note, the status of all amounts evidenced by a Note (if relevant) as constituting part of the Domestic Rate Portion or a LIBOR Portion, and the rates of interest and Interest Periods applicable to such Portions shall be recorded by such Lender on its books and records or, at its option in any instance, endorsed on a schedule to its Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by such Lender shall be prima facie evidence in any court or other proceeding brought to enforce its Note of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay the principal amount of each Note together with accrued interest thereon.

      Section 3.7. Excess Revolving Credit. The Borrower covenants and agrees that if at any time the aggregate principal amount outstanding on the Revolving Loans, Swing Loans and L/C Obligations shall at any time and for any reason exceed the lesser of the (x) the Revolving Credit Commitments then in effect or
(y) the Borrowing Base as then determined and computed, the Borrower shall within one (1) Business Day, without notice or demand, pay over the amount of such excess to the Agent for the account of the Lenders as and for a mandatory prepayment on the Swing Loans or, if the Swing Loans have been prepaid in full but Revolving Loans are outstanding, then and in any such event, such excess shall be paid over to the Agent as and for mandatory prepayment on the Revolving Loans or, if the Revolving Loans have been prepaid in full but L/C Obligations are outstanding, then and in any such event, such excess shall be paid over to the Agent to be applied against the Reimbursement Obligations then outstanding, with any balance held as collateral security for any remaining L/C Obligations.

SECTION 4. COLLATERAL.

      Section 4.1. Collateral. The payment and performance of the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability shall at all times be secured by, among other things, (a) all of the Borrower's and its Subsidiaries' accounts, chattel paper, documents, instruments, general intangibles, inventory, equipment and certain other assets and property of the Borrower and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to that certain Third Amended and Restated Security Agreement from the Borrower and its Subsidiaries dated as of even date herewith, as the same may be amended, modified or supplemented from time to time (the "Security Agreement"), (b) all of the capital stock of the Subsidiaries and certain other assets and property of the Borrower and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to that certain Third Amended and Restated Pledge Agreement from the Borrower dated as of even date herewith, as the same may be amended, modified or supplemented from time to time (the "Pledge Agreement"), and (c) the real estate and related assets and properties of the Borrower and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to mortgages and trust deeds reasonably acceptable to the Agent as to form and substance (as supplemented or otherwise modified from time to time, collectively the "Mortgages" and individually each a "Mortgage").

      Section 4.2. Guaranties. Payment of the Notes and the other Obligations, as well as the Hedging Liability and Funds Transfer and Deposit Account Liability, shall at all times be jointly and severally guaranteed by each Subsidiary pursuant hereto or pursuant to a Guaranty issued by such Subsidiary. In the event any Subsidiary is hereafter acquired or formed, the Borrower shall also cause such Subsidiary to execute such Collateral Documents (having terms and conditions substantially similar to those executed by the Borrower and its Subsidiaries in connection with the initial Loans under this Agreement) as the Agent may then require granting the Agent for the benefit of the Lenders a security interest in and lien on the assets of such Subsidiary as collateral security for the Notes and the other Obligations, as well as the Hedging Liability and Funds Transfer and Deposit Account Liability, together with such other instruments, documents, certificates and opinions required by the Agent in connection therewith.

      Section 4.3. Further Assurances. The Borrower covenants and agrees that it shall, and shall cause each Subsidiary to, comply with all terms and conditions of each of the Collateral Documents and that the Borrower shall, and shall cause each Subsidiary to, at any time and from time to time as requested by the Agent, execute and deliver such further instruments and do such other acts as the Agent or the Required Lenders may deem necessary or desirable to provide for or protect or perfect the Lien of the Agent in the Collateral.

      Section 4.4. Collections. The Borrower shall establish and maintain such arrangements as shall be necessary or appropriate to assure that all proceeds of the Collateral of the Borrower and its Subsidiaries are deposited (in the same form as received) in accounts maintained with, or under the dominion and control of, the Agent, such accounts to constitute special restricted accounts, the Borrower and Guarantors acknowledging that the Agent has (and is hereby granted) a lien on such accounts and all funds contained therein to secure the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability. If and to the extent that proceeds are deposited or maintained in one or more accounts maintained with financial institutions other than the Agent, it shall be a condition to the Borrower's or any Subsidiary's right to establish and maintain such deposit accounts at any time following the Effective Date, that the financial institutions maintaining such accounts shall have delivered to the Agent blocked account agreements satisfactory to the Agent in form and substance pursuant to which such financial institutions acknowledge the Agent's Lien thereon, waive any right of offset or bankers' liens thereon (other than with respect to account maintenance charges and returned items) and agree that, upon notice from the Agent, the collected balances in such accounts will only be transferred to the Agent. The Lenders agree with the Borrower that if and so long as no Default or Event of Default has occurred or is continuing, amounts on deposit in the accounts maintained with the Agent will (subject to the rules and regulations of the Agent as from time to time in effect applicable to demand deposit accounts) be made available to the Borrower and its Subsidiaries for use in the conduct of their business. Upon the occurrence of an Event of Default, the Agent may apply the funds on deposit in such accounts to the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability.

SECTION 5. DEFINITIONS; INTERPRETATION.

      Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

      "Acquisition" means (i) the acquisition of all or any substantial part of the assets, property or business of any other person, firm or corporation, (ii) any acquisition of a majority of the common stock or other equity securities of any firm or corporation, or (iii) any other transaction pursuant to which a Person is newly allocated a majority of the profits or losses of any other Person.

      "Adjusted LIBOR" means a rate per annum determined by the Agent pursuant to the following formula:

                  Adjusted LIBOR =             LIBOR
                                     -----------------------
                                     100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of such LIBOR Portion which is scheduled to be made by the Agent. Each determination of LIBOR made by the Agent shall be conclusive and binding absent manifest error.

      "Affiliate" means any Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

      "Agent" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

      "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under
Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level IV below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

                                                     APPLICABLE MARGIN
                                                      FOR DOMESTIC RATE          APPLICABLE MARGIN
                                                       PORTIONS UNDER           FOR LIBOR PORTIONS
                                                    REVOLVING CREDIT AND          UNDER REVOLVING
                     TOTAL SENIOR FUNDED                TERM LOAN AND          CREDIT AND TERM LOAN        APPLICABLE MARGIN
                    DEBT/EBITDA RATIO FOR               REIMBURSEMENT          AND LETTER OF CREDIT       FOR COMMITMENT FEE
           LEVEL      SUCH PRICING DATE             OBLIGATIONS SHALL BE:          FEE SHALL BE:               SHALL BE:
             IV     Greater than or equal                   2.75%                      4.25%                     0.50%
                    to 2.25 to 1.0

            III     Less than 2.25 to                       2.25%                      3.75%                     0.50%
                    1.0, but greater than or
                    equal to 1.75 to 1.0

             II     Less than 1.75 to                       1.75%                      3.25%                     0.50%
                    1.0, but greater than or
                    equal to 1.25 to 1.0

             I      Less than 1.25 to 1.0                   1.25%                      2.75%                     0.50%

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or after December 31, 2004, the date on which the Agent is in receipt of the Borrower's most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof, it being understood by the parties hereto that the Applicable Margin shall remain at the rates shown opposite Level IV above until receipt by the Agent of the Borrower's year-end financial statements and audit report for the fiscal year ending December 31, 2004. The Applicable Margin shall be established based on the Total Senior Funded Debt/EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level IV shall apply). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

      "Application" is defined in Section 1.3 hereof.

      "Authorized Representative" means those persons shown on the list of officers and employees of the Borrower pursuant to Section 7.2(a) hereof or on any update of any such list provided by the Borrower to the Agent, or any further or different officers and employees so named by any Authorized Representative in a written notice to the Agent.

      "Borrower" is defined in the introductory paragraph hereof.

      "Borrowing Base" means, as of any time it is to be determined, the sum of:

                  (a) 85% of the then net book value of Eligible Accounts
            (computed using the method of receivables valuation applied by the Borrower in accordance with GAAP which reflects such value as the net book value of its receivables, except that net book value for such purposes shall not reflect any reserve for accounts more than ninety days past due that have already been excluded from gross accounts in computing such Eligible Accounts) less such other reserves for uncollectibility, location of account debtor, contras and other matters as the Agent or Required Lenders in good faith shall from time to time reasonably deem appropriate to adjust such net book value; plus

                  (b) the lesser of (x) $10,000,000 and (y) 60% of the value
            (computed at its cost using the method of inventory valuation applied by the Borrower in accordance with GAAP which reflects such cost on the Borrower's books as its net book value, but in any event after reducing such value as so computed by the aggregate amount of all reserves for obsolescence, slow-moving items, shrinkage and all such other matters as the Agent or Required Lenders in good faith shall from time to time reasonably deem appropriate to adjust such net book value) of Eligible Inventory; minus

                  (c) a general reserve in the amount of $500,000;

provided that (A) the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to Section 8.5(f) hereof and, if required by the Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Agent pursuant hereto or pursuant to any such Collateral Document, and (B) the Agent shall have the right to adjust the advance rates against Eligible Receivables and Eligible Inventory based solely on the commercially reasonable exercise of its credit judgment based on the results of any field audit of any Collateral which reasonably supports any such adjustment and the Agent shall notify the Borrower of any such adjustment to the advance rates promptly following such adjustment.

Notwithstanding any other provision of this definition of "Borrowing Base" to the contrary: (i) the amount of Eligible Accounts otherwise included in the Borrowing Base shall be reduced, dollar for dollar, by a reserve equal to the greater of (a) the amount (if any) by which (x) the aggregate amount of accounts payable owing by the Borrower and its Subsidiaries to Deere and Caterpillar together and their respective Affiliates for inventory and supplies purchased (the "Deere/Caterpillar Payables") at any time exceeds
(y) $5,000,000 or (b) the sum of (A) the amount (if any) by which (x) the aggregate amount of accounts payable owing by the Borrower and its Subsidiaries to Deere and its Affiliates for inventory and supplies purchased (the "Deere Payables") at any time exceeds (y) $3,000,000 and (B) the amount (if any) by which (x) the aggregate amount of accounts payable owing by the Borrower and its Subsidiaries to Caterpillar and its Affiliates for inventory and supplies purchased (the "Caterpillar Payables") at any time exceeds (y) $3,000,000; (ii) no reserve will be imposed in computing the Borrowing Base as of any time solely in respect of the Deere/Caterpillar Payables, Deere Payables or Caterpillar Payables to the extent the same do not exceed such respective limits; and (iii) the Agent and the Required Lenders shall have the right to impose reserves for other matters arising in connection with receivables owing by Deere and Caterpillar and to otherwise impose reserves in accordance with the Credit Agreement.

      "Borrowing Base Certificate" means the certificate in the form of Exhibit H hereto, or in such other form acceptable to the Agent, to be delivered to the Agent and the Lenders pursuant to Sections 7.2 and 8.5 hereof.

      "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are dealing in United States Dollar deposits in the interbank market of London, England and Nassau, Bahamas.

      "Capital Expenditures" means for any period capital expenditures of the Borrower and its Subsidiaries during such period as defined and classified in accordance with GAAP.

      "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

      "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

      "Cash Maturities" means, with reference to any period, the aggregate amount of payments required to be made by the Borrower and its Subsidiaries during such period with respect to principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, scheduled mandatory prepayment or otherwise).

      "Change of Control" means the occurrence, at any time after the date hereof, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing more than 25% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) commencing after the date hereof, individuals who as of the date hereof were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the

Borrower unless the Persons replacing such individuals were nominated by William
D. Morton or the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing more than 25% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (iv) William D. Morton shall fail to own or be a party to one or more contracts or arrangements giving him voting control over at least 51% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (v) the occurrence of any "Change of Control" (or words of like import) as defined in the Note and Warrant Purchase Agreement for the Senior Subordinated Debt.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

      "Collateral Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations, the Hedging Liability and the Funds Transfer and Deposit Account Liability or any part thereof.

      "Commitments" means and includes the Revolving Credit Commitments, the Swing Line Commitment and the Term Loan Commitments.

      "Companies" means the Borrower and the Domestic Subsidiaries, and the term "Company" shall mean any of the foregoing unless the context in which such term is used shall otherwise require.

      "Compliance Certificate" means a certificate in the form Exhibit D hereto.

      "Consolidated Net Income" means, with reference to any period, the net income (or net deficit) of the Borrower and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

      "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

      "Defaulting Lender" shall mean a Lender which has failed to fund as and when required by the terms and conditions of this Agreement such Lender's ratable share of any Loan hereunder, if any so long as such failure continues unremedied.

      "Domestic Rate" means, for any day, the greater of (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, as in effect on such day; and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1%.

      "Domestic Rate Portion" is defined in Section 2.1(a) hereof.

      "Domestic Subsidiary" means each Subsidiary of the Borrower which is organized under the laws of the United States of America or any State thereof.

      "EBIT" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income for such period in respect of (i) Interest Expense for such period, plus
(ii) federal, state and local income taxes for such period, plus (iii) with respect to any applicable accounting period of the Borrower, to the extent such charges against Consolidated Net Income are reflected on the Borrower's annual audited financial statements for the most recent fiscal year then ended, (x) non-cash charges reflecting impairment charges arising from SFAS No. 142 (Goodwill and Other Intangible Assets), for such period, and (y) non-cash charges for accretion of discount on, or interest on, preferred stock of the Borrower for such period, plus or minus (iv) non-cash charges or gains resulting from any valuation of the Warrants in accordance with the provisions of FAS 150.

      "EBITDA" means, with reference to any period, EBIT for such period plus
(i) all amounts properly deducted in arriving at such Consolidated Net Income for such period in respect of depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Subsidiaries, provided that EBITDA for the fiscal quarters of the Borrower listed below shall be deemed by the parties hereto to be, notwithstanding the other provisions of this definition, $3,401,000 for the fiscal quarter ended June 30, 2003, $2,324,000 for the fiscal quarter ended September 30, 2003 and $2,365,000 for the fiscal quarter ended December 31, 2003.

      "Effective Date" means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Lender, confirmation that such Lender has executed such a counterpart and dispatched it for delivery to the Agent) and the conditions in
Section 7.1 and 7.2 hereof have been fulfilled.

      "Eligible Account" means each account receivable of each Company that:

            (a) arises out of the sale of inventory delivered to and accepted by, or out of the rendition of services fully performed and accepted by, the account debtor on such account receivable, and such account receivable does not represent a pre-billed account receivable or a progress billing;

            (b) is payable in U.S. Dollars and the account debtor on such account receivable is located within the United States of America or, if such right has arisen out of the sale of such goods shipped to, or out of the rendition of services to, an account debtor located in any other country, such right is secured by a valid and irrevocable transferable letter of credit issued by a lender reasonably acceptable to the Agent for the full amount thereof and which has been assigned or transferred to the Agent in a manner acceptable to the Agent;

            (c) is the valid, binding and legally enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) a Subsidiary or an Affiliate of the Borrower, (ii) a shareholder, director, officer or employee of the Borrower or any Subsidiary, (iii) the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Assignment of Claims Act or any similar state or local statute, as the case may be, is complied with to the satisfaction of the Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

            (d) is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Agent;

            (e) is an asset of such Company to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Agent free and clear of any other Liens (other than Liens permitted by Section 8.12(a) or (b) hereof arising by operation of law which are subordinate to the Liens in favor of the Agent);

            (f) is not subject to any counterclaim or defense asserted by the account debtor or subject to any offset or contra account payable to the account debtor (unless the amount of such account receivable is net of such contra account established to the reasonable satisfaction of the Agent), provided that no account receivable with respect to which Deere or Caterpillar is the account debtor will be reduced in value pursuant to this clause (f) solely as a result of the existence of the Deere/Caterpillar Payables, it being understood that the adjustments to the Borrowing Base resulting solely from the existence of the Deere/Caterpillar Payables shall be as set forth in the definition of "Borrowing Base" herein;

            (g) no surety bond was required or given in connection with said account receivable or the contract or purchase order out of which the same arose;

            (h) it is evidenced by an invoice to the account debtor dated not more than 5 Business Days subsequent to the shipment date of the relevant inventory or completion of performance of the relevant services and is issued on ordinary trade terms requiring payment within 60 days of invoice date;

            (i) is not unpaid more than 90 days after the original due date;

            (j) is not owed by an account debtor who is obligated on accounts receivable more than 25% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in subsection
      (i) above unless the Agent has approved the continued eligibility thereof;

            (k) does not arise from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; and

            (l) is not otherwise deemed to be ineligible in the reasonable judgment of the Agent (it being acknowledged and agreed that with 5 Business Days prior written notice any account receivable of any Company may be deemed ineligible by the Agent acting in its reasonable judgment).

      "Eligible Inventory" means all raw materials and finished goods inventory of each Company (other than packaging, crating and supplies inventory) which:

            (a) is an asset of such Company to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Agent free and clear of any other Liens (other than Liens permitted by Section 8.12(a) or (b) hereof which are subordinate to the Liens in favor of the Agent);

            (b) is located in the United States of America at a Permitted Collateral Location as set forth in the Security Agreement and, in the case of any location not owned by such Company, which is at all times subject to a lien waiver agreement from such landlord or other third party to the extent required by, and in form and substance satisfactory to, the Agent;

            (c) is not so identified to a contract to sell that it constitutes an account receivable;

            (d) is not obsolete or slow moving, and is of good and merchantable quality free from any defects which might adversely affect the market value thereof;

            (e) is not covered by a warehouse receipt or similar document;

            (f) in the case of finished goods inventory, was produced pursuant to binding and existing purchase orders therefor to which such Company has title; and

            (g) is not otherwise deemed to be ineligible in the reasonable judgment of the Agent (it being acknowledged and agreed that with 5 Business Days prior written notice any inventory or categories thereof of any Company may be deemed ineligible by the Agent acting in its reasonable judgment).

      "Environmental Claims" means all claims, however asserted, by any governmental authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

      "Environmental Laws" means any present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

      "Environmental Matters" means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

      "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

      "Excess Cash Flow" means, with respect to any period, the amount (if any) by which (a) EBITDA for such period exceeds (b) the sum of (i) Interest Expense payable in cash during such period, plus (ii) federal, state and local income taxes payable in cash during such period, plus (iii) the aggregate amount of payments required to be made by the Borrower and its Subsidiaries during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise, but excluding payments made under the Revolving Credit and excluding mandatory prepayments of the Term Loans required to be paid in respect of Excess Cash Flow under Section 3.3(a) hereof) and all payments of Indebtedness of the type described in clause (viii) of the definition of "Indebtedness" herein, plus (iv) the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such period to the extent permitted by this Agreement and not financed with proceeds of Indebtedness.

      "Excess Cash Flow Prepayment Percentage" means (a) until such time as the Total Funded Debt/EBITDA Ratio as demonstrated by the financial statements of the Borrower submitted pursuant to Section 8.5 hereof has been less than 2.00 to
1.0 for two consecutive fiscal quarters and no Default or Event of Default is continuing, 75%, and (b) thereafter, 50%.

      "Existing Letters of Credit" means the Letters of Credit set forth on
Schedule 1 hereto.

      "Fixed Charge Coverage Ratio" means, as of the last day of each fiscal quarter of the Borrower, the ratio of (i) EBITDA for the four fiscal quarters of the Borrower ending on such date, less Capital Expenditures for such four fiscal quarters, to (ii) the sum for such four fiscal quarters of (a) Interest Expense (but excluding therefrom all payment-in-kind interest and non-cash interest relating to the Warrants in accordance with the terms of FAS 150), (b) Cash Maturities, (c) federal, state and local income taxes and (d) without duplication of the foregoing, stock redemption payments required to be made pursuant to the terms of the Stock Redemption Agreement; provided that, for all calculations of the Fixed Charge Coverage Ratio for fiscal quarters ending through and including December 31, 2004, (1) Interest Expense for the four fiscal quarters then ended shall be deemed by the parties hereto to be equal to the product of (x) Interest Expense incurred during the period (the "post-closing period") from and including the Effective Date through and including the last day of such period and (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days in such post-closing period, (2) Cash Maturities for the four fiscal quarters then ended shall be deemed by the parties hereto to be equal to the product of (x) Cash Maturities during the post-closing period and (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days in such post-closing period, and (3) stock redemption payments required to be made during the four fiscal quarters then ended shall be deemed by the parties hereto to be $500,000.

      "Fixed Rate Loan" means any LIBOR Portion and (to the extent bearing interest with reference to Harris' Quoted Rate) any Swing Loan.

      "Funds Transfer and Deposit Account Liability" means the liability of the Borrower or any Subsidiary owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of the Borrower and/or any Subsidiary now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to the Borrower or any Subsidiary by any of such Lenders or their Affiliates.

      "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's audited financial statements referred to in Section 6.5 hereof.

      "Guarantor" means each Subsidiary that is a signatory hereto or that executes and delivers to the Agent a Guaranty along with the accompanying closing documents required by Section 4.2 hereof.

      "Guaranteed Obligations" is defined in Section 11.1 hereof.

      "Guaranty" means this Agreement as to Guarantors party hereto and otherwise, a letter to the Agent in the form of Exhibit F hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under
Section 11 hereof and also in the case of any Subsidiary not organized under the laws of the United States of any State thereof, such other form of guaranty as shall be reasonably acceptable to the Agent and the Required Lenders.

      "Harris" is defined in Section 1.6(a) hereof.

      "Harris' Quoted Rate" is defined in Section 1.6(e) hereof.

      "Hazardous Materials" means all or any of the following: (i) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any other forumlation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity; (ii) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) any flammable substances or explosives or any radioactive materials; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

      "Hedging Liability" means the liability of the Borrower to any of the Lenders or their Affiliates in respect of any interest rate swaps, interest rate caps, interest rate collars, or other interest rate hedging arrangements as the Borrower may from time to time enter into with any one or more of the Lenders or their Affiliates. Unless and until the amount of the Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be the market value of the notional amount of the hedge from the date of computation to the date the hedge expires.

      "Indebtedness" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (but specifically excluding (x) trade accounts payable arising in the ordinary course of business which are not more than 90 days past due and (y) unsecured indebtedness of the type and in the amount permitted pursuant to Section 8.11(f) hereof), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (v) all Capitalized Lease Obligations of such Person,
(vi) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, (vii) each "non-compete" and like payment owed by such Person in connection with an Acquisition, to the extent such payment would be classified as a liability under GAAP, and (viii) with respect to the Borrower or any of its Subsidiaries, all obligations of such Persons to pay the Purchase Price (and, to the extent all or any portion of such amount is reinstated pursuant to the Stock Redemption Agreement, the Stated Redemption Amount) for the Subject Stock under, and as such capitalized terms are defined in, the Stock Redemption Agreement, it being understood that for the purpose of calculating compliance with the terms and provisions of this Agreement, the amount of "Indebtedness" at any time of the type described in this clause (viii) shall be agreed by the parties to be the arithmetical sum of all such obligations then due and unpaid or to become due at any time in the future under such agreement as in effect at the time of determination, provided that there shall be excluded from this definition of "Indebtedness" the obligations of the Borrower under the Warrants, notwithstanding any contrary treatment thereof under GAAP.

      "Interest Expense" means, with reference to any period (the "measurement period"), the sum of all interest expense with respect to Indebtedness or Hedging Liabilities relating to indebtedness (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such measurement period determined in accordance with GAAP (and including, for any measurement period in the overall calculation of Interest Expense for such measurement period, the net amount of interest expense relating to Hedging Liabilities during such measurement period, whether positive or negative).

      "Interest Period" means, (a) with respect to any Swing Loan, the period commencing on the date such Swing Loan is made and ending one to five, inclusive, days thereafter as selected by the Borrower in the notice provided herein and (b) with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two (2), three (3) or, if available to all of the Lenders, six (6) months thereafter as selected by the Borrower in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) no Interest Period may extend beyond the final maturity date of any Note evidencing such Portion;

            (iii) the interest rate to be applicable to each LIBOR Portion or Swing Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

            (iv) no Interest Period may be selected if after giving effect thereto the Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

      For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

      "L/C Document" shall mean the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

      "L/C Obligations" means as of any date the same is to be determined, the sum of (i) the aggregate undrawn amount then available under the Letters of Credit then outstanding (with the undrawn amount available under a Letter of Credit to be the maximum amount which can then be drawn thereunder (after giving effect to any prior reductions in such amount, whether scheduled on the face of such Letter of Credit or due to prior partial drawings) under any circumstances and over any period of time plus (ii) all unpaid Reimbursement Obligations then outstanding (other than any such Reimbursement Obligations as are being repaid the same day directly out of the proceeds of a Revolving Loan requested for such purpose).

      "L/C Sublimit" shall mean $5,000,000, in each case as the same may be reduced pursuant to Section 3.4 hereof.

      "Lender" means Harris Trust and Savings Bank, the other financial institutions which are signatories hereto, and all other financial institutions becoming parties hereto pursuant to Section 12.15 hereof.

      "Letters of Credit" is defined in Section 1.3 hereof.

      "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

      "LIBOR Portions" is defined in Section 2.1(a) hereof.

      "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

      "Loan Documents" means this Agreement, the Notes, the Applications, the L/C Documents, the Guaranties and the Collateral Documents.

      "Loans" means and includes Revolving Loans, the Term Loan and the Swing Loans.

      "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

      "Material Plan" is defined in Section 9.1(i) hereof.

      "Mezzanine Finance" means BMO Nesbitt Burns Capital (U.S.), Inc. and its permitted successors and assigns.

      "Mid-Central" means Mid-Central Plastics, Inc., an Iowa corporation.

      "Mid-Central Notes" means those certain promissory notes received by Mid-Central as partial consideration for the Mid-Central Sale, including without limitation the Three Month Note, the Six Month Note and the Subordinated Note as defined in the asset purchase agreement for the Mid-Central Sale, all of which are subject to the terms of the Wells Fargo Subordination Agreement.

      "Mid-Central Sale" means the sale by Mid-Central to Innovative Injection Technologies, Inc. of substantially all of its assets, including without limitation its right, title and interest in and to its real property and associated improvements and certain personal property associated therewith located at 2360 Grand Avenue, West Des Moines, Iowa.

      "Mortgage" is defined in Section 4.1 hereof.

      "Morton South Carolina" means Morton Metalcraft Co. of South Carolina, a South Carolina corporation.

      "Notes" means and includes the Revolving Credit Notes, the Swing Line Note and the Term Notes. When used with reference to the Notes, the term "class" of Notes refers to the status of such Notes as one of the following three types, Revolving Credit Notes, Term Notes and the Swing Line Note, such Notes to constitute three separate classes of Notes.

      "Obligations" means all obligations of the Borrower to pay the principal and interest on the Loans, all Reimbursement Obligations, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

      "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

      "Percentages" means, for each Lender, such Lender's Revolver Percentage and Term Percentage, unless the context in which such term is used shall otherwise require.

      "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

      "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA.

      "Pledge Agreement" is defined in Section 4.1 hereof.

      "Portion" is defined in Section 2.1(a) hereof.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Reimbursement Obligation" is defined in Section 1.3(c) hereof.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means, as of the date of determination thereof, Lenders holding (including through participation interests) at least 66-2/3% in aggregate principal amount of the Loans, L/C Obligations and Unused Revolving Credit Commitments outstanding hereunder.

      "Revolver Percentage" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Revolving Loans and L/C Obligations.

      "Revolving Credit" is defined in the introductory paragraph hereof.

      "Revolving Credit Commitments" shall mean the commitments of each Lender to extend credit under the Revolving Credit in the aggregate amount of $18,000,000 for all the Lenders (each Lender's share of the total Revolving Credit Commitments to be in the percentage set forth opposite such Lender's signature to this Credit Agreement under the heading "Revolving Credit Commitment" and, if applicable, opposite such Lender's signature on the relevant Assignment Agreement delivered pursuant to Section 12.15 hereof) (subject to the paragraph immediately following).

      All increases or reductions in the Revolving Credit Commitments shall increase or decrease the Revolving Credit Commitments of the Lenders pro rata in accordance with their Revolver Percentages.

      "Revolving Credit Notes" is defined in Section 1.1 hereof.

      "Revolving Loans" is defined in Section 1.1 hereof.

      "Security Agreement" is defined in Section 4.1 hereof.

      "Senior Subordinated Debt" means the Indebtedness of the Borrower evidenced by that certain 16% Senior Subordinated Promissory Note in the initial principal amount of $10,000,000 due March 26, 2009, made by the Borrower in favor of Mezzanine Finance, as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions of this Agreement.

      "Settlement Agreement" means that certain Settlement Agreement dated as of November 20, 2003 by and between Worthington Industries, Inc., Worthington and the Borrower.

      "SMP" means SMP Steel Corporation, a South Carolina corporation.

      "Stock Redemption Agreement" means that certain Stock Redemption Agreement dated as of December 23, 2003 between the Borrower and Worthington.

      "Subordinated Debt" means, collectively, (x) the currently outstanding Indebtedness of the Borrower evidenced by those two Non-Negotiable Promissory Notes (subordinated) each dated as of April 8, 1998, one payable to the order of Joseph T. Buie, Jr. in the currently outstanding principal amount of $1,262,781 and the second payable to the order of Ernest J. Butler in the currently outstanding principal amount of $600,255, (y) the Senior Subordinated Debt and
(z) any other indebtedness for borrowed money subordinated in right of payment to the prior payment of the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability by written provisions acceptable to the Agent and Required Lenders in form and substance and otherwise pursuant to documentation, in an amount, and containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Agent and Required Lenders.

      "Subordination Agreement" means that certain Subordination and Intercreditor Agreement dated as of March 26, 2004 by and between the Agent and Mezzanine Finance, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

      "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of such Subsidiaries.

      "Swing Line" is defined in the introductory paragraph hereof.

      "Swing Line Commitment" means $2,000,000 as reduced pursuant to the terms hereof.

      "Swing Line Note" is defined in Section 1.6(a) hereof.

      "Swing Loans" is defined in Section 1.6(a) hereof.

      "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

      "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

      "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

      "Term Loan" is defined in Section 1.2 hereof.

      "Term Loan Commitments" means the commitments of the Lenders to make a portion of the Term Loan in the amounts set forth opposite their signature hereto under the headings "Term Loan" and opposite their signatures on Assignment Agreements delivered pursuant to Section 12.15 hereof under the heading "Term Loan," as such amount may be reduced pursuant hereto. The Term Loan Commitments are $22,000,000 as of the date hereof.

      "Term Note" is defined in Section 1.2 hereof.

      "Term Percentage" means, for each Lender, the percentage held by such Lender of the aggregate principal amount of the outstanding Term Loan.

      "Termination Date" means (x) March 31, 2008, or (y) if earlier, such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Sections 3.4, 9.2 or 9.3 hereof.

      "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness of the Borrower and its Subsidiaries at such time, plus all Indebtedness of any other Person which is directly or indirectly guaranteed by the Borrower or any of its Subsidiaries or which the Borrower of any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss.

      "Total Funded Debt/EBITDA Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (x) Total Funded Debt as of such date to
(y) EBITDA for the four fiscal quarters of the Borrower ending on such date.

      "Total Senior Funded Debt" means, at any time the same is to be determined, Total Funded Debt at such time minus the sum of (x) the principal balance of Subordinated Debt of the Borrower then outstanding and (y) the amount of all Indebtedness of the type described in clause (viii) of the definition of "Indebtedness" herein outstanding at such time.

      "Total Senior Funded Debt/EBITDA Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (x) Total Senior Funded Debt as of such date to (y) EBITDA for the four fiscal quarters of the Borrower ending on such date.

      "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "Unused Revolving Credit Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and Swing Loans and the outstanding amount of L/C Obligations.

      "Warrants" means the warrants to purchase common stock of the Borrower issued on or about the Effective Date to the holders of the Senior Subordinated Debt in accordance with the terms of the note and warrant purchase agreement relating to such Senior Subordinated Debt.

      "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

      "Wells Fargo Subordination Agreement" means that certain Subordination Agreement dated as of June 20, 2003 made by the Borrower for the benefit of Wells Fargo Business Credit, Inc. and relating to the Mid-Central Notes, in the form delivered to the Agent prior to June 20, 2003.

      "Wholly Owned Subsidiary" means a Subsidiary of the Borrower all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly Owned Subsidiaries within the meaning of this definition.

      "Worthington" means WI Products, Inc., f/k/a Worthington Custom Plastics, Inc.

      Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. All references in this Agreement or any other Loan Document to a specific quarter or year ending date which are intended to refer to a fiscal quarter or fiscal year ending date and which refer to a specific calendar quarter or calendar year ending date (i.e., March 31, June 30, September 30 or December 31) shall be deemed by the parties hereto, where appropriate in the context, to refer to the corresponding fiscal quarter or fiscal year ending date of the Borrower.

      Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in generally accepted accounting principles from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenant, standard and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Lenders as follows:

      Section 6.1. Organization and Qualification. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Georgia, and has full and adequate corporate power to own its Property and carry on its business as now conducted. The Borrower is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualification unless and to the extent that the failure to be so licensed or qualified or to be in such good standing would not have any material adverse effect on the financial condition, Properties, business, or operations of the Borrower or in its ability to perform or the Agent's ability to enforce performance of the Borrower's obligations under the Loan Documents.

      Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualification unless and to the extent that the failure to be so licensed or qualified or to be in such good standing would not have any material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole or in its ability to perform or the Agent's ability to enforce performance of the Borrower's obligations under the Loan Documents. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on
Schedule 6.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

      Section 6.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to grant to the Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, to grant to the Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrower and its Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Borrower and its Subsidiaries enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Borrower or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary other than the Liens granted in favor of the Agent pursuant to the Collateral Documents.

      Section 6.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Term Loan to refinance all or a part of the Previous Loans and to pay fees and expenses associated with such refinancing; and the Borrower shall use the proceeds of the Revolving Credit to refinance all or a part of the Previous Loans and to pay fees and expenses associated with such refinancing, for Capital Expenditures and for its general working capital purposes, and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or

Letter of Credit issued hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      Section 6.5. Financial Reports. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2003 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at February 29, 2004 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the two (2) months then ended, heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Borrower nor any of its respective Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to
Section 8.5 hereof. Since December 31, 2003, there has been no material adverse change in the condition (financial or otherwise) or business prospects of the Borrower and its Subsidiaries taken as a whole.

      Section 6.6. Full Disclosure. The statements and information furnished to the Agent and the Lenders in connection with the negotiation of this Agreement and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained therein or herein not misleading, the Lenders acknowledging that as to any projections furnished to any Lender and the Borrower only represent that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.

      Section 6.7. Good Title. The Borrower and its respective Subsidiaries have good and defensible title to their respective material assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Lenders (except for sales of assets by the Borrower and such Subsidiaries in the ordinary course of their respective businesses), subject to no Liens other than such thereof as are permitted by Section 8.12 hereof.

      Section 6.8. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries which if adversely determined would result in any material adverse change in the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

      Section 6.9. Taxes. All Tax Returns with respect to any material Tax required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon the Borrower or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Borrower does not know of any proposed additional Tax assessment against the Borrower or any Subsidiary which if paid (taking into consideration any cash segregated for such purpose) would have a Material

Adverse Effect. Adequate provisions in accordance with GAAP for Taxes on the books of the Borrower and each Subsidiary have been made, or (to the extent such provisions have not been made) adequate cash reserves for such Taxes have been segregated, in each case for all open years, and for its current fiscal period. Neither the Borrower nor any of its Subsidiaries has made an election under
Section 341(f) of the Code. Neither the Borrower nor any of its Subsidiaries is liable for the Taxes of another Person that is not a Subsidiary in an amount under (i) Treasury Regulation Section 1.1502-6 (or comparable provisions of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or indemnity, or (iv) otherwise. Neither the Borrower nor any of its Subsidiaries is a party to any tax sharing agreement. Each of the Borrower and its Subsidiaries has disclosed on its federal income Tax Returns any position taken for which substantial authority (within the meaning of Code Section 6662(d)(2)(B)(i)) did not exist at the time the Tax Return was filed. Neither the Borrower nor any of its Subsidiaries has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Code Section 280G.

      Section 6.10. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Agreement, the Applications or the Notes.

      Section 6.11. Affiliate Transactions. Neither the Borrower nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates (other than with Wholly Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

      Section 6.12. Investment Company; Public Utility Holding Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 6.13. ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

      Section 6.14. Compliance with Laws. The Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations (in each case, other than with respect to Environmental Laws) applicable to or pertaining to the Properties or business operations of the Borrower or any such Subsidiary (including, without limitation, the Occupational Safety and Health Act of 1970, and the Americans with Disabilities

Act of 1990, non-compliance with which would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local statutes and regulations (other than Environmental Laws), which non-compliance would reasonably be expected to have a Material Adverse Effect.

      Section 6.15. Environmental and Safety Matters.

      (a) Except as set forth on Schedule 6.15 hereto, the Borrower and its Subsidiaries have materially complied with and are currently in material compliance with all Environmental Laws, and neither the Borrower nor any of its respective Subsidiaries have received any oral or written notice, regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental Laws which have not been corrected and which relate to the Borrower or any of its Subsidiaries or any of their Properties or facilities. Without limiting the generality of the foregoing, the Borrower and its Subsidiaries have obtained and materially complied with, and are currently in material compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental Law for the occupancy of their properties or facilities or the operation of their businesses. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Borrower or any of its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental Laws (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations). None of the following exists in violation of Environmental Laws at any property or facility owned, occupied or operated by the Borrower or any of its Subsidiaries:

                  (i)   underground storage tanks or surface impoundments;

                  (ii)  asbestos-containing materials in any form or condition;
                        or

                  (iii) materials or equipment containing polychlorinated
                        biphenyls.

      (b) Except as set forth on Schedule 6.15 hereto, neither the Borrower nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including, without limitation, any Hazardous Material) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Borrower or any of its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental Law, except where any such action would not, individually or in the aggregate, have a Material Adverse Effect.

      (c) Without limiting the generality of the foregoing, except as set forth on Schedule 6.15 hereto, no facts, events or conditions relating to the past or present Properties, facilities or operations of the Borrower or its Subsidiaries shall materially prevent, hinder or limit continued compliance with Environmental Laws, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental Laws or any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws (including, without limitation, those liabilities relating to onsite or offsite releases or threatened releases of Hazardous Materials, personal injury, property damage or natural resources damage).

      (d) Except as set forth on Schedule 6.15 hereto, neither the Borrower nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental Laws.

      (e) Except as set forth on Schedule 6.15 hereto, neither the Borrower nor any of its Subsidiaries has received or is subject to any Environmental Claims. No Lien, whether recorded or unrecorded, in favor of any international, federal, state or local governmental authority having jurisdiction over the Borrower or any of its Subsidiaries, relating to any liability of the Borrower or any of its Subsidiaries arising under any Environmental Laws has attached to any property owned, leased or operated

      Section 6.16. Other Agreements. Neither the Borrower nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower or any such Subsidiary or any of their Properties, which default would have a Material Adverse Effect. All of the Borrower's and its Subsidiaries' material contracts are valid, binding and enforceable in accordance with their respective terms, except where any failure or failures thereof would not, considered in the aggregate, have a Material Adverse Effect. Each of the Borrower and each of its Subsidiaries has performed all obligations required to be performed by it under such contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract; no event has occurred which, with the passage of time or the giving of notice or both, would result in a default, breach or event of noncompliance by the Borrower or any of its Subsidiaries under any such contract; and neither the Borrower nor any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations; neither the Borrower nor any of its Subsidiaries has knowledge of any breach or anticipated breach by the other parties to any such contract. Neither the Borrower nor any of its Subsidiaries is a party to any contract or commitment requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

      Section 6.17. No Default. No Default or Event of Default has occurred and is continuing.

      Section 6.18. Trademarks, Franchises, and Licenses. The Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, except for any such failures to so own, possess or have the right to use the same or any such conflicts which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

      Section 6.19. Governmental Authority and Licensing. The Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.

      Section 6.20. Solvency. The Borrower and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

      Section 6.21. Capital Structure.

      (a) Generally. The authorized capital stock of the Borrower consists of
(i) 20,000,000 shares of Class A Common Stock, $.01 par value, of which there are 4,560,547 shares issued and outstanding as of the Effective Date and no shares held in the treasury of the Borrower; (ii) 200,000 shares of Class B Common Stock, $.01 par value, of which there are 100,000 shares issued and outstanding as of the Effective Date and no shares held in the treasury of the Borrower; and (iii) 2,000,000 shares of Preferred Stock, no par value, of which 10,000 shares are issued and outstanding as of the Effective Date and no shares held in the treasury of the Borrower. All outstanding shares of the Borrower's Class A and Class B Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Borrower or any agreement or document to which the Borrower is a party or by which it is bound. Shares of the Borrower's Class B Common Stock are convertible, on a one-to-one basis, into shares of the Company's Class A Common Stock, and shares of the Company's Preferred Stock are not convertible into any capital stock of the Company. As of the Effective Date the Borrower had remaining a reserve of an aggregate of 1,166,711 shares and 25,000 shares, respectively, of the Borrower's Class A Common Stock for issuance to employees pursuant to the Borrower's 1997 Employee Stock Option Plan (the "Stock Option Plan") and the Borrower's Morton Industrial Group, Inc. Nonemployee Directors' Compensation Plan (the "Borrower Director Plan"). Except for the warrants to purchase shares of the Borrower's Class A Common Stock to be issued in connection with the Note Purchase Agreement for the Senior Subordinated Debt,
Schedule 6.21 sets forth for each Person who held options to acquire shares of the Borrower's Class A or Class B Common Stock, or any other capital stock of the Borrower, in each case as of the Effective Date, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option was vested at such date and the vesting schedule for such option.

      (b) Obligations With Respect to Capital Stock. Except as set forth in
Section 6.21(a) and except for the warrants to purchase shares of the Borrower's Class A Common Stock held by the Lenders under the Previous Credit Agreement, all of which will be cancelled on the Effective Date, as of the Effective Date, there were no equity securities, partnership interests or similar ownership interests of any class of the Borrower, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. As of the Effective Date, except as set forth in Section 6.21(a) except for the warrants to purchase shares of the Borrower's Class A Common

Stock to be issued in connection with the Note Purchase Agreement for the Senior Subordinated Debt, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Borrower or any of its Subsidiaries is a party or by which it is bound obligating the Borrower or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Borrower or any of its Subsidiaries or obligating the Borrower or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

SECTION 7. CONDITIONS PRECEDENT.

      The obligation of the Lenders to make any Loan or of the Agent to issue any Letter of Credit under this Agreement is subject to the following conditions precedent:

      Section 7.1. All Advances. As of the time of the making of each Loan and the issuance of each Letter of Credit (including the initial Loan and the initial Letter of Credit) hereunder:

            (a) each of the representations and warranties set forth in Section 6 hereof and the Applications shall be true and correct in all material respects as of such time, except to the extent the same relate expressly to an earlier date;

            (b) the Borrower shall be in compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing hereunder;

            (c) in the case of each Revolving Loan, Swing Loan or Letter of Credit, after giving effect to such extension of credit, the aggregate principal amount outstanding of all Revolving Loans, Swing Loans and L/C Obligations shall not exceed the lesser of (i) the Revolving Credit Commitments then in effect or (ii) the Borrowing Base as then determined and computed;

            (d) in the case of each Swing Loan, after giving effect to such extension of credit, the aggregate principal amount of all Swing Loans shall not exceed the Swing Line Commitment then in effect;

            (e) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; and

            (f) in the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Agent shall have received a written request therefor, in a form acceptable to the Agent, with such Application or written request, in each case to be accompanied by the fees required by this Agreement.

      The Borrower's request for any Loan or for any Letter of Credit, shall constitute its warranty to the Agent and the Lenders on the date such credit is to be extended as to the facts specified in paragraphs (a) and (b) of this Section.

      Section 7.2. Initial Advance. Prior to the making of the initial Loan or the issuance of the initial Letter of Credit hereunder, the following conditions precedent shall also have been satisfied:

            (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lenders:

                  (i) this Agreement, duly executed by the Borrower, the
            Guarantors and the Lenders, and the Notes, duly executed by the Borrower;

                  (ii) (v) the Collateral Documents and the UCC financing
            statements requested by the Agent in connection therewith, (w) original stock certificates representing all of the issued and outstanding shares of stock of the Borrower's subsidiaries, together with stock powers therefor executed in blank and undated, (x) patent, trademark, and copyright collateral agreements to the extent requested by the Agent, (y) deposit account, securities account, and commodity account control agreements to the extent requested by the Agent and (z) landlord waivers with respect to leased properties of the Borrower and its Subsidiaries to the extent requested by the Agent, which it is hereby agreed by the parties will be delivered on a post-closing basis with respect to the leased properties in Apex, North Carolina and on Detroit Street, Morton, Illinois;

                  (iii) a date-down endorsement for each policy of title
            insurance and all endorsements thereunder delivered in connection with the Previous Credit Agreement in form and substance acceptable to the Agent (which will, among other things, insure over any survey exception) from the issuer of such policy or another title insurance company acceptable to the Agent, maintaining the existing level of coverage under each such policy, provided that any such endorsements which are not available at the time of the making of the initial Loan hereunder will be delivered by the Borrower not later than 90 days after the date hereof;

                  (iv) supplements to each Mortgage delivered under the Previous
            Credit Agreement and in effect as of the Effective Date, duly executed, reflecting the terms of this Second Amended and Restated Credit Agreement;

                  (v) certified copies of resolutions of the Board of Directors of the Borrower and each Guarantor authorizing the execution and delivery of the Loan

            Documents delivered by them and indicating the authorized signers of such Loan Documents;

                  (vi) copies of the articles of incorporation and by-laws of the Borrower and each Guarantor certified as true and correct by the Secretary or other appropriate officer of the Borrower or such Guarantor, as the case may be;

                  (vii) a good standing certificate for the Borrower and each
            Guarantor, dated as of a date no earlier than thirty days prior to the date hereof, from the appropriate governmental office in the jurisdiction of its incorporation; and

                  (viii) an incumbency certificate containing the name, title and genuine signatures of the Borrower's Authorized Representatives; and

            (b) the Agent shall have received for the account of and addressed to the Lenders the favorable written opinion of (i) Illinois counsel for the Borrower and the Guarantors and (ii) Georgia counsel for the Borrower, each in form and substance acceptable to the Agent and the Lenders;

            (c) the Agent shall have received from the Borrower reimbursement for any expenses incurred in connection with the Loan Documents or the Previous Credit Agreement (including, without limitation, legal fees);

            (d) the Agent shall have received evidence satisfactory to it, including without limitation a certificate from the Borrower's chief financial officer with supporting documentation satisfactory to the Agent, that (i) EBITDA for the twelve months ending on February 29, 2004, was not less than $11,600,000; (ii) the Total Funded Debt/EBITDA Ratio, measured based on Total Funded Debt projected to be outstanding after giving effect to the initial Loans hereunder and EBITDA for the four fiscal quarters ended on February 29, 2004, will be less than 4.10 to 1.0 and (iii) the Total Senior Funded Debt/EBITDA Ratio, measured based on Total Senior Funded Debt projected to be outstanding after giving effect to the initial Loans hereunder and EBITDA for the four fiscal quarters ended on February 29, 2004, will be less than 2.90 to 1.0 (as used in this clause (d), EBITDA shall be understood by the parties to incorporate such adjustments thereto as are acceptable to the Borrower and the Administrative Agent and shall specifically exclude the terms of the proviso set forth at the end of the definition of "EBITDA" herein);

            (e) the Agent shall have received such evaluations and certifications as it may require (including (i) a Borrowing Base Certificate as of a date no more than ten days prior to the Effective Date, (ii) satisfactory results of a collateral audit, and (iii) updated appraisal reports, flood hazard determinations and environmental assessments in form and substance satisfactory to the Agent with respect to the real property of the Borrower and its Subsidiaries which is subject to the Liens of mortgages in favor of the Agent) in order to satisfy itself as to the value of the Collateral, the financial condition of the

      Borrower and its Subsidiaries, and the lack of material contingent liabilities of the Borrower and its Subsidiaries;

            (f) the Liens granted to the Agent under the Collateral Documents shall have been perfected in a manner satisfactory to each Lender and its counsel;

            (g) the Borrower and its Subsidiaries shall have entered into the account arrangements described in Section 4.4 hereof;

            (h) after giving effect to the initial Loans hereunder, there shall be at least $5,000,000 in Unused Revolving Credit Commitment and in availability under the Borrowing Base;

            (i) the Obligations under the Previous Credit Agreement shall have been repaid in full and all Commitments of the Lenders thereunder cancelled;

            (j) the capital and organizational structure of the Borrower and its Subsidiaries shall be satisfactory to the Agent and the Lenders including, without limitation (i) receipt by the Borrower of cash proceeds of not less than $10,000,000 from the issuance of the Senior Subordinated Debt, all of the terms and conditions of which (including without limitation the terms pursuant to which the Senior Subordinated Debt is subordinated to the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability) shall be satisfactory to the Agent and the Lenders, and (ii) the Indebtedness described in clause (x) of the definition of "Subordinated Debt" herein shall remain outstanding in a principal amount of not less than $1,863,036 on terms and conditions acceptable to the Agent and the Lenders (and the Agent shall have received copies of the notes and any other documents evidencing such Indebtedness);

            (k) the Agent shall have received a fully executed copy of the Subordination Agreement, together with copies of the final executed note evidencing the Senior Subordinated Debt and the Note Purchase Agreement relating to the Senior Subordinated Debt;

            (l) the Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Agent as mortgagee and loss payee and as an additional insured;

            (m) the Agent shall have received the initial fees called for by
      Section 3.1(d) hereof;

            (n) the Agent shall have received financing statement, tax, and judgment lien search results against the Property of the Borrower and each Subsidiary evidencing the absence of Liens on its Property except as permitted by Section 8.12 hereof; and

            (o) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent or the Lenders may reasonably request.

      Section 7.3. Initial Loans. As described in the recitals hereto, the initial Loans shall represent a continuation of the Previous Loans.

SECTION 8. COVENANTS.

      The Borrower agrees that, so long as any Loans, Letters of Credit or Commitments are available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Required
Lenders:

      Section 8.1. Maintenance of Business. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect its corporate existence (except to the extent such existence terminates in mergers and consolidations permitted by Section 8.16 hereof) and all licenses, permits and franchises necessary to the proper conduct of its business.

      Section 8.2. Maintenance of Property. The Borrower will maintain, preserve and keep those of its Properties material to its business in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and will cause each of their respective Subsidiaries to do so in respect of Property owned or used by it.

      Section 8.3. Taxes and Assessments. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries to duly pay and discharge, all federal and other material taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

      Section 8.4. Insurance. The Borrower will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower will insure, and cause each of their respective Subsidiaries to insure, such other hazards and risks (including employers' and public liability risks) with other good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

      Section 8.5. Financial Reports. The Borrower will, and will cause each of its Subsidiaries to, maintain a standard system of accounting in accordance with GAAP, will permit the Agent, each Lender and their representatives to visit and inspect the properties and assets (including books and records) of the Borrower and its Subsidiaries at all reasonable times and will furnish to the Agent, each Lender and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Agent or such Lender may reasonably request; and without any request, the Borrower will furnish to the Lenders:

            (a) as soon as available, and in any event within 45 days after the close of each monthly fiscal period of the Borrower which is also the end of a fiscal quarter of the Borrower and within 30 days after the close of each other monthly fiscal period of the Borrower, a copy of the balance sheet, statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, all prepared on a consolidated basis and in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year and a comparison to budget, prepared by the Borrower in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and certified to by the chief financial officer of the Borrower;

            (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year and a comparison to budget, accompanied by an unqualified opinion thereon of KPMG LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower and satisfactory to the Agent, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c) a copy of any management letters on internal accounting controls of the Borrower or any Subsidiary prepared by its independent public accountants;

            (d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports (other than SEC Form 3, Form 4, Form 5, Form S-8 or similar administrative reports) and all registration statements the Borrower files with the Securities and Exchange Commission or any successor thereto, or with any national securities exchanges;

            (e) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of
      (x) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole or of (y) the occurrence of any Default or Event of Default hereunder;

            (f) as soon as available, and in any event within 30 days prior to the end of each fiscal year of the Borrower, a copy of the Borrower's consolidated and consolidating business plan for the following fiscal year, such business plan to show the Borrower's projected consolidated and consolidating revenues, expenses and balance sheet on a quarter-by-quarter and month-by-month basis, such business plan to be in reasonable detail prepared by the Borrower and in form satisfactory to the Agent and the Required Lenders (which shall include a summary of all assumptions made in preparing such business plan);

            (g) notice of any Change of Control; and

            (h) as soon as available, but in any event within 15 days following the close of each calendar month, a Borrowing Base Certificate signed by the Borrower's chief financial officer showing in reasonable detail the computation of the Borrowing Base as of the close of such monthly accounting period, such certificate to be in form and substance reasonably acceptable to the Agent and the Required Lenders.

      Each of the financial statements furnished to the Lenders pursuant to clauses (a) and (b) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit D signed by the chief financial officer of the Borrower to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default is continuing as of the close of the period covered by such statements or, if any such Default or Event of Default is continuing as of the close of such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.6, 8.7, 8.8, 8.9 and 8.10 of this Agreement.

      The Borrower will, and will cause each Subsidiary to, permit the Agent, the Lenders and their duly authorized representatives to visit and inspect any of the Properties of the Borrower and its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Lenders (and such Persons as any Lender may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

      Section 8.6. Total Funded Debt/EBITDA Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on the dates set forth below, permit the Total

      Funded Debt/EBITDA Ratio to be greater than the corresponding ratio set forth opposite such dates:

                                                                  TOTAL FUNDED
                                                                DEBT/EBITDA RATIO
                  FISCAL QUARTER ENDING DATES               SHALL NOT BE GREATER THAN
                  Effective Date through and
                      including 9/30/04                            4.40 to 1.0
                    12/31/04 through 9/30/05                       3.90 to 1.0
                    12/31/05 through 9/30/06                       3.50 to 1.0
                    12/31/06 through 9/30/07                       3.10 to 1.0
                    12/31/07 and thereafter                        3.00 to 1.0

      Section 8.7. Total Senior Funded Debt/EBITDA Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on the dates set forth below, permit the Total Senior Funded Debt/EBITDA Ratio to be greater than the corresponding ratio set forth opposite such dates:

                                                              TOTAL SENIOR FUNDED
                                                               DEBT/EBITDA RATIO
                  FISCAL QUARTER ENDING DATES              SHALL NOT BE GREATER THAN
                   Effective Date through and
                      including 9/30/04                            3.35 to 1.0
                    12/31/04 through 9/30/05                       2.80 to 1.0
                    12/31/05 through 9/30/06                       2.45 to 1.0
                    12/31/06 through 9/30/07                       2.10 to 1.0
                    12/31/07 and thereafter                        2.00 to 1.0

      Section 8.8. Minimum EBITDA. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on the dates set forth below, permit EBITDA for the four fiscal quarters of the Borrower then most-recently ended to be less than the corresponding amount set forth opposite such dates:

                                                              EBITDA FOR FOUR FISCAL
                                                               QUARTERS THEN ENDED
              FISCAL QUARTER ENDING DATES                     SHALL NOT BE LESS THAN:
                3/31/04 through 6/30/04                            $11,000,000
                        9/30/04                                    $11,500,000
               12/31/04 through 12/31/05                           $12,000,000

                                                              EBITDA FOR FOUR FISCAL
                                                               QUARTERS THEN ENDED
              FISCAL QUARTER ENDING DATES                     SHALL NOT BE LESS THAN:
                 3/31/06 and thereafter                            $11,500,000

      Section 8.9. Fixed Charge Coverage Ratio. The Borrower will not, as of the last day of each fiscal quarter of the Borrower ending on the dates set forth below, permit the Fixed Charge Coverage Ratio to be less than:

                                                          FIXED CHARGE COVERAGE RATIO
              FISCAL QUARTER ENDING DATES                   SHALL NOT BE LESS THAN
                      At all times                                1.15 to 1.0

      Section 8.10. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend or (without duplication) become obligated to expend, in each case for Capital Expenditures aggregating for the Borrower and its Subsidiaries (taken together) an amount during any fiscal year of the Borrower in excess of the corresponding amount set forth below opposite such fiscal year:

                                                             CAPITAL EXPENDITURES
                      FISCAL YEAR                              SHALL NOT EXCEED
                          2004                                    $4,800,000
                          2005                                    $5,200,000
                          2006                                    $6,600,000
                          2007                                    $6,700,000
                          2008                                    $6,900,000

      Section 8.11. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

            (a) the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability of the Borrower and its Subsidiaries owing to the Agent and the Lenders (and their Affiliates);

            (b) purchase money indebtedness and Capitalized Lease Obligations secured by Liens permitted by Section 8.12(d) hereof in an aggregate amount which does not exceed $3,000,000 at any one time outstanding;

            (c) obligations of the Borrower and its Subsidiaries arising out of interest rate, foreign currency and commodity hedging arrangements entered into with financial institutions in the ordinary course of business and not for speculative purposes;

            (d) intercompany borrowings by and from the Borrower and its Subsidiaries;

            (e) indebtedness secured by Liens permitted by Section 8.12(e) hereof in an aggregate amount which does not exceed $1,000,000 at any one time outstanding;

            (f) unsecured indebtedness in an aggregate principal amount not to exceed $1,500,000 at any one time outstanding in favor of vendors or suppliers other than Deere or Caterpillar representing the extension, with the consent of the creditor, beyond the normal due date (but not beyond 360 days from invoice) of trade credit incurred in the ordinary course of business;

            (g) Subordinated Debt owing to Mezzanine Finance in the original principal amount of $10,000,000, as reduced from time to time by permitted repayments thereof as provided in the Subordination Agreement, and the other Subordinated Debt described in clause (x) of the definition of "Subordinated Debt" in Section 5.1 hereof;

            (h) the liability of Morton Metalcraft Co. of South Carolina for the currently outstanding indebtedness of SMP to Little River Electric Cooperative, Inc. ("Little River") evidenced by that certain Mortgage Note of SMP dated as of November 22, 1996 payable to the order of Little River in the face principal amount of $400,000 provided such liability at no time aggregates in excess of $400,000;

            (i) all obligations of the Borrower to pay the Purchase Price (and, to the extent all or any portion of such amount is reinstated pursuant to the Stock Redemption Agreement, the Stated Redemption Amount) for the Subject Stock under, and as such capitalized terms are defined in, the Stock Redemption Agreement; and

            (j) unsecured indebtedness not otherwise permitted by this Section
      8.11 provided the aggregate amount at any one time outstanding does not exceed $100,000.

      Section 8.12. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrower or any such Subsidiary; provided, however, that this Section shall not apply to nor operate to prevent:

            (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

            (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

            (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this clause, including interest and penalties thereon, if any, shall not be in excess of $250,000 at any one time outstanding;

            (d) Liens securing indebtedness permitted by Section 8.11(b) hereof in respect of Property now owned or hereafter acquired by the Borrower or any of its Subsidiaries (not extending to any other Property), or Liens on Property so acquired (not extending to any other Property) existing at the time of acquisition thereof, or renewals, extensions and refundings of any such Liens (not extending to any other Property);

            (e) any Lien existing on any Property (other than (i) shares of stock in any Subsidiary, (ii) receivables, inventory and similar working capital assets and (iii) patents, trademarks and similar intangibles) prior to the acquisition thereof by the Borrower or any Subsidiary, provided that such Lien is not created in contemplation of or in connection with such acquisition;

            (f) Liens on the real estate of Morton Metalcraft Co. of South Carolina in Honea Path, Abbeville County, South Carolina and the buildings and other improvements situated on such real estate securing the indebtedness permitted by Section 8.11(g) hereof provided such liens do not in any event encumber any trade fixtures or similar equipment;

            (g) junior and subordinate Liens granted in favor of Mezzanine Finance on certain assets of the Borrower and its Subsidiaries to the extent permitted by the terms of the Subordination Agreement;

            (h) the Liens described on Schedule 8.12 hereof; and

            (i) with respect to real property, easements, rights of way, reservations and other minor defects or irregularities in title which do not materially impair the use thereof for the purposes for which it is held by the Borrower or any of its Subsidiaries.

      Section 8.13. Investments, Loans, Advances and Guaranties. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

            (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

            (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

            (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

            (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

            (e) the Borrower's investments from time to time in its Subsidiaries, and other intercompany loans and advances by and from the Borrower and its Subsidiaries to one another;

            (f) the Mid-Central Notes;

            (g) the Guaranties; and

            (h) guaranties by the Borrower of (i) trade accounts payable of its Subsidiaries arising in the ordinary course of business which are not more than 90 days past due and (ii) indebtedness of its Subsidiaries permitted pursuant to Sections 8.11 (b), (c), (f) and (j) hereof.

      In determining the amount of investments, loans, advances and guarantees permitted under this Section, investments shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein); loans and advances shall be taken at the principal amount thereof then remaining unpaid; and guarantees shall be taken at the amount of obligations guaranteed thereby.

      In addition to the foregoing, neither the Borrower nor any Subsidiary will
(i) create or be or become a party to the creation of any special-purpose vehicle or entity, whether or not the Borrower or any Subsidiary owns an equity interest therein, (ii) be or become a partner of any general or limited partnership or a member of any limited liability Company or similar Person, or
(iii) enter into any agreement pursuant to which it will be allocated any profits or losses of any Person, whether or not it holds an equity interest of any type therein.

      Section 8.14. Leases. (a) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any bank, insurance company or any other lender or investor providing for the leasing by the Borrower or any such Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor.

      (b) Operating Leases. The Borrower shall not, nor shall it permit any of its Subsidiaries to, acquire the use or possession of any Property under a lease or similar arrangement, whether or not the Borrower or any of its Subsidiaries have the express or implied right to acquire title to or purchase such Property, at any time if, after giving effect thereto, the aggregate amount of fixed rentals and other consideration payable by the Borrower and its Subsidiaries under all such leases and similar arrangements would exceed during any fiscal year of the Borrower an amount in excess of the corresponding amount set forth below opposite such fiscal year:

                                                    RENTAL EXPENSE SHALL
                 FISCAL YEAR                              NOT EXCEED
                     2004                                 $7,200,000
                     2005                                 $7,800,000
          2006 and each fiscal year                       $8,200,000
                  thereafter

      Section 8.15. Dividends and Certain Other Restricted Payments. The Borrower will not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, provided, however, that the foregoing shall neither apply to nor operate to prevent:

            (i) provided that no Default or Event of Default exists before or after giving effect thereto or would be caused thereby, the Borrower's expenditure of up to $20,000 in the aggregate to redeem fractional shares of its common stock resulting from a previous reverse stock split of the Borrower; or

            (ii) the Borrower's redemption of up to 10,000 shares of its Series 1999A Preferred Stock at a redemption price not to exceed $50,000 per 333 (or 334, as the case may be) shares redeemed and payable at the times set forth in Section 3 of the Stock Redemption Agreement as in effect on the Effective Date, provided that at the time of such redemption (x) the Borrower was in compliance with the requirements of each of Sections 8.6, 8.7, 8.8, 8.9 and 8.10 hereof as of the end of the most recent fiscal quarter for which it was required to submit financial statements and a compliance certificate pursuant to Section 8.5 hereof, (y) no Event of Default exists under Section 9.1(a) or (b) hereof before or after giving effect to such redemption and (z) no "Standstill Period" (as defined in the Subordination Agreement) is in effect under the Subordination Agreement at the time of such redemption.

      Section 8.16. Mergers, Consolidations and Sales. The Borrower will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of any operating unit or division or any rights to any trade name or similar intangible or all or any substantial part of its Property (except for sales of inventory in the ordinary course of business), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that:

            (a) any Subsidiary of the Borrower may merge or consolidate with or into the Borrower or any Wholly Owned Subsidiary of the Borrower; provided that in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation, or, in the case of any other merger or consolidation of a Subsidiary and a Wholly Owned Subsidiary of the Borrower, such Wholly Owned Subsidiary shall be the continuing or surviving corporation; and provided, further, that, in the case of such a merger or consolidation involving a Guarantor, the net worth of the continuing or surviving corporation shall not be less than the net worth of such Guarantor immediately prior to such merger or consolidation;

            (b) any Subsidiary may in the ordinary course of its business sell, lease or otherwise dispose of all or any substantial part of its equipment to the Borrower or any Wholly Owned Subsidiary of the Borrower; and

            (c) the Borrower may merge with a Wholly Owned Subsidiary incorporated in Delaware and directly owned by the Borrower solely for the purpose of changing the Borrower's state of incorporation to Delaware, with such Wholly Owned Subsidiary surviving such merger, provided that:

                  (i) at the time of such merger, no Default or Event of Default shall occur or be continuing;

                  (ii) such Wholly Owned Subsidiary shall have acknowledged in writing (in form and substance reasonably satisfactory to the Agent and Required Lenders) its assumption of all the Borrower's obligations under the Loan Documents to the same extent, with the same force and effect, as if such Wholly Owned Subsidiary were originally the Borrower identified and defined therein;

                  (iii) the Agent shall have received an opinion of counsel of the Borrower, and such other assurances that the Agent or Required Lenders shall reasonably require, to confirm that such merger has been effected in accordance with all applicable laws and that the foregoing conditions set forth in this subsection (c) have been satisfied; and

                  (iv) such merger shall have no adverse effect on the financial condition Properties, business or operations the Borrower or any Subsidiary or on the ability of any Subsidiary to perform or the Agent's ability to enforce performance of the obligations of any of them under the Loan Documents.

The term "substantial" as used herein shall mean the sale, transfer, lease or other disposition in any fiscal year of five percent (5%) or more of the Properties of the Borrower and its Subsidiaries taken as a whole.

      Section 8.17. Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Acquisitions.

      Section 8.18. Maintenance of Subsidiaries. The Borrower will not assign, sell or transfer, or permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary, provided that the foregoing shall not operate to prevent (a) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, (b) the issuance of such stock to the Borrower or a Wholly-Owned Subsidiary, and (c) the Lien granted on equity interests in the Borrower's Subsidiaries in favor of the Agent and, to the extent permitted by the Subordination Agreement, junior and subordinate Liens granted therein to Mezzanine Finance.

      Section 8.19. Formation of Subsidiaries. In the event any Subsidiary is formed or acquired after the date hereof, the Borrower shall within thirty (30) Business Days thereof (x) furnish an update to Schedule 6.2 hereof to reflect such new Subsidiary and (y) cause such newly-formed or acquired Subsidiary to execute a Guaranty and execute such Collateral Documents to the extent required by Section 4 hereof (on terms substantially similar to those executed in connection with this Agreement) as the Agent may then require granting the Agent for the benefit of the Lenders a security interest in and lien on the personal property of such Subsidiary as collateral security for the Notes and the other Obligations, as well as the Hedging Liability and Funds Transfer and Deposit Account Liability, together with documentation (including a legal opinion) similar to that described in Section 7.2 hereof relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor hereunder and otherwise under its Loan Documents in form and substance satisfactory to the Agent and such other instruments, documents, certificates and opinions as are required by the Agent in connection therewith.

      Section 8.20. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any material portion of its Properties. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Lenders of (i) the occurrence of any Reportable Event with respect to a Plan,
(ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any such Subsidiary with respect to any post-retirement Welfare Plan benefit.

      Section 8.21. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Properties or business operations of the Borrower or any such Subsidiary, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole or would reasonably be expected to result in a Lien upon any of their Property.

      Section 8.22. Burdensome Contracts with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

      Section 8.23. Changes in Fiscal Year. Except to change (with notice to the Lenders) its fiscal year to correspond with the calendar year, neither the Borrower nor any of its Subsidiaries will change its fiscal year from its present basis without the prior written consent of the Required Lenders.

      Section 8.24. Change in the Nature of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Borrower or any such Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Borrower or such Subsidiary on the date of this Agreement.

      Section 8.25. Use of Loan Proceeds. The Borrower will use the proceeds of the Loans solely for the purposes described in, or otherwise permitted by,
Section 6.4 hereof.

      Section 8.26. No Restrictions. Except as provided herein or in the instruments evidencing the Subordinated Debt owing to Mezzanine Finance in effect on the date hereof, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary's capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary, (d) transfer any of its Property to the Borrower or any other Subsidiary, or (e) guarantee the Obligations and/or grant Liens on its assets to the Agent as required by the Loan Documents, except for such encumbrances or restrictions relating to (i) customary non-assignment provisions of any lease and restrictions therein restricting subletting, (ii) customary net worth provisions contained in leases and other agreements entered into by the Borrower or a Subsidiary in the ordinary course of business, (iii) customary non-assignment provisions in licenses entered into by the Borrower or a Subsidiary as lessee, in the ordinary course of business, and (iv) purchase money obligations and Capitalized Lease Obligations that impose restrictions on the property purchased or leased.

      Section 8.27. Subordinated Debt. The Borrower shall not, nor shall it permit any Subsidiary to, (a) amend or modify the terms and conditions applicable to the Subordinated Debt owing to Mezzanine Finance in violation of the terms of the Subordination Agreement or amend or modify any terms applicable to any other Subordinated Debt in any respect whatsoever, (b) make any voluntary prepayment of any Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Notwithstanding the foregoing, the Borrower may agree to a decrease in the interest rate applicable to any Subordinated Debt or to a deferral of repayment of any of the principal of or interest on any Subordinated Debt beyond the current due dates therefor.

      Section 8.28. Management Compensation. Other than the payment of a one-time bonus to William D. Morton in an amount (not to exceed $150,000) approved by the compensation committee of the board of directors of the Borrower for fiscal 2003, the Borrower shall not, without the Administrative Agent's prior written approval, increase the compensation paid to any officer, key employee or consultant in excess of historical increases in such compensation consistent with the past practices of the Borrower.

      Section 8.29. Worthington Settlement Documents. The Borrower will not, nor will it permit any Subsidiary to, amend or modify any of the terms or provisions of either of the Settlement Agreement or the Stock Redemption Agreement without the prior written consent of the Required Lenders. The Borrower will not, nor will it permit any Subsidiary to, (i) prepay or otherwise advance the time for the payment of any amounts due, or pay more than the amounts otherwise due, under the Settlement Agreement or the Stock Redemption Agreement, or (ii) pay any amount due under the Stock Redemption Agreement unless such payment is permitted pursuant to the terms of Section 8.15 hereof (or represents interest on such a permitted payment permitted to be paid pursuant to the immediately following sentence), without (in each case described in the foregoing clauses
(i) and (ii)) the prior written consent of the Required Lenders. Without limiting the foregoing, the Borrower will not pay, or permit any Subsidiary to pay, more than $50,000 during any month as a payment of the Purchase Price (as defined in the Stock Redemption Agreement) for the Subject Stock (as defined in the Stock Redemption Agreement), unless such additional payment is a Deferred Payment (as defined in the Stock Redemption Agreement) or interest on a Deferred Payment which, pursuant to the terms of the Stock Redemption Agreement, may no longer be deferred. If the making of any payment due under the Stock Redemption Agreement would constitute a Payment Default or a Statutory Default (as those terms are defined in the Stock Redemption Agreement), the Borrower will, and will cause any Subsidiary to, take all necessary actions to defer such payment under the Stock Redemption Agreement in accordance with the terms thereof.

      Section 8.30. Mid-Central Debt. The Borrower will not, nor will it permit Mid-Central or any other Subsidiary to, amend or modify any of the terms or provisions of, or agree to defer or forgive any payments otherwise due under, any of the Mid-Central Notes, except to the extent required by the Wells Fargo Subordination Agreement.

      Section 8.31. Required Hedging. Not later than 30 days after the Effective Date, the Borrower will enter into one or more interest rate hedging arrangements reasonably acceptable to the Agent with one or more financial institutions reasonably acceptable to the Agent, providing for a fixed rate of interest or an acceptable interest rate cap on a notional amount of not less than fifty percent (50%) of the initial principal amount of the Term Loan for a period of time reasonably acceptable to the Administrative Agent.

      Section 8.32. Equity Restriction. The Borrower shall not, and shall not permit any of its Subsidiaries to, redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

      Section 9.1. Any one or more of the following shall constitute an Event of Default hereunder:

            (a) default in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or default in the reimbursement when due of amounts drawn under a Letter of Credit; or

            (b) default for five (5) days or more in the payment when due of all or any part of interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable by the Borrower hereunder or under any Application; or

            (c) default in the observance or performance of any covenant set forth in Section 8.1, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13,
      8.14, 8.15, 8.16, 8.17, 8.18, 8.25, 8.27, 8.28, 8.29 or 8.30 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon; or

            (d) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty
      (30) days after written notice thereof to the Borrower by the Agent or any Lender; or

            (e) any representation or warranty made by the Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan made or Letter of Credit issued hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

            (f) any event occurs or condition exists (other than those described in subsections (a) through (e) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any Guarantor shall purport to disavow, revoke, repudiate or terminate its obligations thereunder, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder; or

            (g) default shall occur under any evidence of Indebtedness aggregating $1,000,000 or more issued, assumed or guaranteed by the Borrower or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated) or any such Indebtedness shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

            (h) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $250,000 shall be entered or filed against the Borrower or any of its Subsidiaries or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

            (i) the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $250,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $250,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

            (j) a Change of Control shall occur; or

            (k) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in this Section 9.1(k); or

            (l) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial part of any of their Property, or a proceeding described in Section 9.1(k) shall be instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

      Section 9.2. When any Event of Default described in clauses (a) through
(j), both inclusive, of Section 9.1 has occurred and is continuing, the Agent shall, upon request of the Required Lenders, by notice to the Borrower, take either or both of the following actions:

            (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

            (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest and all fees, charges and other amounts payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

      Section 9.3. When any Event of Default described in clauses (k) or (l) of
Section 9.1 has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other amounts payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

      Section 9.4. When any Event of Default, other than an Event of Default described in subsections (k) or (l) of Section 9.1, has occurred and is continuing, the relevant Borrower shall, upon demand of the Agent (which demand shall be made upon the request of the Required Lenders), and when any Event of Default described in subsections (k) or (l) of Section 9.1 has occurred the Borrower shall, without notice or demand from the Agent, immediately pay to the Agent the full outstanding amount of each Letter of Credit (such amount to be held as cash collateral for the Borrower's obligations in respect of the Letters of Credit), the Borrower agreeing to immediately make each such payment and acknowledging and agreeing the Agent and the Lenders would not have an adequate remedy at law for failure of the Borrower to honor any such demand and that the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws had been made under any such Letter of Credit.

SECTION 10. THE AGENT.

      Section 10.1. Appointment and Authorization of Agent. Each Lender hereby appoints Harris Trust and Savings Bank as the Agent under the Loan Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein.

      Section 10.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender. References herein to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Lender.

      Section 10.3. Action by Agent. If the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 8.5 hereof, the Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.4. Upon the occurrence of an Event of Default, the Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

      Section 10.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 10.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Loan or Letter of Credit; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Agent shall have no liability to any Lender with respect thereto.

      Section 10.6. Indemnity. The Lenders shall ratably, in accordance with their respective interests in the Loans and Letters of Credit, indemnify and hold the Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Lender arising outside of this Agreement and the other Loan Documents.

      Section 10.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation of the Agent, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Loan Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

      Section 10.8. Agent as Letter of Credit Issuer. The Agent shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Agent shall have all of the benefits and immunities (i) provided to it in this Section 10 with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit, and (ii) as additionally provided in this Agreement with respect to it in its capacity as issuer of Letters of Credit.

      Section 10.9. Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Lender's execution of this Agreement or an assignment agreement pursuant to Section 12.15 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 3.5 hereof. In connection with any such distribution of payments and collections, the Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Lender has notified the Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

      Section 10.10. Designation of Additional Agents. The Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents," "documentation agents," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

      Section 10.11. Authorization to Release or Subordinate or Limit Liens. The Agent is hereby irrevocably authorized by each of the Lenders to (a) release any Lien covering any

Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.16 hereof or which has otherwise been consented to in accordance with
Section 12.3 hereof), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.11(b) and 8.12(d) hereof, and (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax.

      Section 10.12. Authorization to Enter into, and Enforcement of, the Collateral Documents. The Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Agent considers appropriate, provided the Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

SECTION 11. THE GUARANTIES.

      Section 11.1. The Guaranties. To induce the Lenders to provide the credit described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary party hereto and each Subsidiary which executes and delivers a Guaranty (each such Subsidiary being hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors") hereby unconditionally and irrevocably guarantees jointly and severally to the Agent, the Lenders, their Affiliates and each other holder of any of the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability, (x) the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans and Reimbursement Obligations, as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof and (y) the due and punctual payment of all present and future Hedging Liability and Funds Transfer and Deposit Account Liability as and when the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise, according to the terms thereof (the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability so guaranteed being hereinafter referred to collectively as the "Guaranteed Obligations"). In case of failure by the Borrower punctually to pay any Guaranteed Obligations, each Guarantor hereby unconditionally and jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

      Section 11.2. Guaranty Unconditional. The obligations of each Guarantor as a guarantor under this Section 11 and with respect to the Loan Documents, the instruments or documents governing any Hedging Liability and the instruments or documents governing any Funds Transfer and Deposit Account Liability (the Loan Documents and such other instruments and documents governing the Hedging Liability and the Funds Transfer and Deposit Account Liability being hereinafter referred to collectively as the "Guaranteed Debt Documents" and individually as a "Guaranteed Debt Document,") shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Guaranteed Debt Document or by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any other Guaranteed Debt Document;

            (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Guaranteed Debt Document;

            (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any Lender or any other Person, whether or not arising in connection herewith;

            (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;

            (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

            (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Guaranteed Debt Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by them under the Guaranteed Debt Documents; or

            (h) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantors under the Guaranteed Debt Documents.

      Section 11.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under any of the Guaranteed Debt Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of any Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

      Section 11.4. Waivers.

      (a) General. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Lender or any other Person against the Borrower, another Guarantor or any other Person.

      (b) Subrogation and Contribution. Each Guarantor hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any Person liable for payment of the Guaranteed Obligations, or as to any security therefor, unless and until the full amount owing on the Guaranteed Obligations has been paid and the Commitments have terminated; and the payment by such Guarantor of any amount pursuant to any of the Guaranteed Debt Documents on account of credit extended to the Borrower shall not in any way entitle such Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranteed Obligations or any proceeds thereof or any security therefor unless and until the full amount owing on the Guaranteed Obligations has been paid and the Commitments have terminated.

      Section 11.5. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 11 shall not (to the extent required by or as may be necessary or desirable to ensure the enforceability against such Guarantor of its obligations hereunder or thereunder in accordance with the laws of the jurisdiction of its incorporation or where it carries on business) exceed (x) the amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law minus (y) $1.00.

      Section 11.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Guaranteed Debt Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

      Section 11.7. Benefit to Guarantors. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

      Section 11.8. Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

SECTION 12. MISCELLANEOUS.

      Section 12.1. Holidays. If any payment of principal or interest on any Note or any fee hereunder shall fall due on a day which is not a Business Day, principal together with interest at the rate the Note bears for the period prior to maturity or any fee at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same is payable.

      Section 12.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent or any Lender or on the part of any other holder of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent, each Lender and each other holder of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

      Section 12.3. Waivers, Modifications and Amendments. Any provision hereof or of the Notes or the Guaranties may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that without the consent of all Lenders no such amendment, modification or waiver shall increase the amount or extend the terms of any Lender's Commitment or increase the L/C Sublimit or reduce the interest rate applicable to or extend the maturity (including any scheduled installment) of its Notes or reduce the amount of the principal or interest or fees to which such Lender is entitled hereunder or release any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition required to be effected by the provisions hereof or of the Collateral Documents) or release any Guarantor or change this Section or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under the Guaranties. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

      Section 12.4. Costs and Expenses. The Borrower agrees to pay on demand the costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or waivers or amendments hereto or thereto, including the reasonable fees and expenses of Messrs. Chapman and Cutler, counsel for the Agent, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated), and all costs and expenses (including reasonable attorneys' fees), if any, incurred by the Agent, the Lenders or any other holders of a Note in connection with a default under or the enforcement of the Loan Documents or any other instrument or document to be delivered hereunder or thereunder. The Borrower agrees to pay on demand all costs and expenses for which it is liable in accordance with the preceding sentence in connection with Letters of Credit issued for its account. The Borrower agrees to indemnify and save the Lenders and the Agent harmless from any and all liabilities, losses, costs and expenses (collectively, "indemnified liabilities") incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent or any Lender by any Person (but excluding attorneys' fees for litigation solely between the Lenders to which the Borrower is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Agent or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The Borrower agrees to similarly indemnify and save the Lenders and the Agent harmless from any and all indemnified liabilities as relate to Letters of Credit issued for its account. The provisions of this Section and the protective provisions of Section 2 hereof shall survive payment of the Notes.

      Section 12.5. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement, the Notes, the Applications, any Collateral Document or any Guaranty including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

      Section 12.6. Survival of Representations. All representations and warranties made herein or in any other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

      Section 12.7. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.3, 2.7, 2.8 and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Notes.

      Section 12.8. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable or telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Borrower, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower given by United

States certified or registered mail or by telecopy. Notices hereunder to the Borrower shall be addressed to the name of such Person at:

                 1021 West Birchwood
                 Morton, Illinois 61550-0429
                 Attention: Chief Financial Officer
                 Telephone: (309)266-7176
                 Telecopy: (309)263-1841

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

      Section 12.9. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

      Section 12.10. Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the Notes may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the Notes are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the Notes invalid or unenforceable.

      Section 12.11. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

      Section 12.12. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest in the Notes. This Agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws. The Borrower may not assign its rights hereunder without the written consent of the Lenders.

      Section 12.13. Entire Understanding. This Agreement, together with other Loan Documents, constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agent upon the initial closing of the transactions contemplated hereby.

      Section 12.14. Participations. Any Lender may, upon the prior written consent of the Borrower (which consent shall not be unreasonably withheld), grant participations in its extensions of credit hereunder to any other bank or other lending institution (a "Participant") provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder. The Borrower authorizes each Lender to disclose to any Participant or prospective Participant any financial or other information pertaining to the Borrower or any Subsidiary, provided that such Participant or prospective Participant has entered into an agreement to keep such information confidential on substantially the terms set forth in Section
12.16 hereof.

      Section 12.15. Assignment Agreements. (a) Each Lender shall have the right at any time, with the prior consent of the Agent and, so long as no Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans and participate in Letters of Credit) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Lender is assigning all of its Commitments, outstanding Loans and interests in L/C Obligations, the assigning Lender shall retain at least $5,000,000 in unused Commitments, outstanding Loans and interests in Letters of Credit, (ii) the assignee Lender shall have Commitments, outstanding Loans and interests in Letters of Credit of at least $5,000,000,
(iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit G or in such other form acceptable to the Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Agent and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender, and (iv) the assigning Lender shall pay to the Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Borrower shall execute and deliver replacement Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute

"Notes" for all purposes of the Loan Documents). The Borrower authorizes each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans and interest in Letters of Credit owed to it or its Commitments under this Section any financial or other information pertaining to the Borrower or any Subsidiary, provided that such purchaser or prospective purchaser has entered into an agreement to keep such information confidential on substantially the terms set forth in Section 12.16 hereof.

      (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

      Section 12.16. Confidentiality. The Agent and each Lender shall hold in confidence any material nonpublic information delivered or made available to them by the Borrower or any Subsidiary. The foregoing to the contrary notwithstanding, nothing herein shall prevent any Lender from disclosing any information delivered or made available to it by the Borrower or any Subsidiary
(i) to any other Lender, (ii) to any other Person if reasonably incidental to the administration of the credit contemplated hereby, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Lender, or any of their respective Affiliates may be a party, along with the Borrower, any Subsidiary or any of their respective Affiliates, (vii) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement, the other L/C Documents or otherwise, (viii) to such Lender's Affiliates and to its and its Affiliates' legal counsel and financial consultants and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights under the credit contemplated hereby pursuant to the provisions of Section 12.14 or 12.15 hereof, as applicable.

      Section 12.17. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 12.17(b) hereof, each payment by the Borrower and the Guarantors under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or such Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the

Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower or such Guarantor shall reimburse the Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower or such Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

      (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of (i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower or the Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent a certificate to the effect that it is such a United States person.

      (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 12.17 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

      Section 12.18. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the Agent in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Lender hereunder.

      Section 12.19. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      Section 12.20. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of the Borrower or such Guarantor to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to
Section 9 hereof and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      Section 12.21. Construction. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS.

      Section 12.22. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

      Section 12.23. Release of Claims. TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AGREEMENT, THE BORROWER AND THE GUARANTORS HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE LENDERS UNDER THE PREVIOUS CREDIT AGREEMENT, THE AGENT AND THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, ATTORNEYS, ADVISORS, CONSULTANTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF THERE ARE ANY), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE LENDERS UNDER THE PREVIOUS CREDIT AGREEMENT, THE AGENT AND THE OTHER PARTIES IDENTIFIED ABOVE, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE PREVIOUS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AS DEFINED THEREIN.

      Section 12.24. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and the Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE GUARANTORS, THE AGENT, AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

      Section 12.25. Reaffirmation of Collateral Documents. Each Company hereby reaffirms its obligations under any and all Collateral Documents executed prior to the date hereof, as amended from time to time, in support of the Obligations under and as defined in the Previous Credit Agreement and in the Credit Agreement dated as of May 29, 1998 among the Borrower and certain of the Lenders party hereto, and agrees and acknowledges that the Liens created and provided for by such Collateral Documents continue to be effective in favor of the Agent and the Lenders and continue to secure, among other things, the Obligations, the Hedging Liability and the Funds Transfer and Deposit Account Liability as defined in this Second Amended and Restated Credit Agreement.

      Section 12.26. Amended and Restated Interests. Each Company and each Lender agrees that, upon the effectiveness of this Agreement and each Lender's funding of any amounts by which its Loans outstanding on the Effective Date hereunder exceed its Previous Loans outstanding under the Previous Credit Agreement immediately prior to the effectiveness of this Agreement, each Lender shall have, as applicable, the Revolving Credit Commitment, outstanding Revolving Credit Loans, participation interests in Swing Line Loans and L/C

Obligations, Term Loan Commitment and outstanding portion of the Term Loan as provided herein, together with all of the rights and obligations pertaining thereto.

                           [SIGNATURE PAGES TO FOLLOW]

      Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

      Dated as of the date first above written.

                                         MORTON INDUSTRIAL GROUP, INC.

                                         By  /s/ WILLIAM D. MORTON
                                            ------------------------------------
                                            Its:  Chairman
                                                 -------------------------------

                                         MORTON METALCRAFT CO.

                                         By  /s/ WILLIAM D. MORTON
                                            ------------------------------------
                                            Its:  President
                                                 -------------------------------


                                         MORTON METALCRAFT CO. OF NORTH CAROLINA

                                         By  /s/ WILLIAM D. MORTON
                                            ------------------------------------
                                            Its:  President
                                                 -------------------------------

                                         MORTON METALCRAFT CO. OF SOUTH CAROLINA

                                         By  /s/ WILLIAM D. MORTON
                                            ------------------------------------
                                            Its:  President
                                                 -------------------------------


                                         MID CENTRAL PLASTICS, INC.

                                         By  /s/ WILLIAM D. MORTON
                                            ------------------------------------
                                            Its:  President
                                                 -------------------------------

                                         B&W METAL FABRICATORS, INC.

                                         By  /s/ WILLIAM D. MORTON
                                            ------------------------------------
                                            Its:  President
                                                 -------------------------------

      Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

Amount and Percentage of Commitments:

Revolving Credit Commitment:            HARRIS TRUST AND SAVINGS BANK
$6,750,000 (37.50%)

Term Loan Commitment:                   By  /s/ JAY S. DAMERON
$8,250,000 (37.50%)                        -------------------------------------
                                              Jay S. Dameron
                                              Vice President

                                        111 West Monroe Street, 20th Floor East
                                        Chicago, Illinois 60603

                                        Attention: Jay S. Dameron
                                        Telephone: (312) 461-3889
                                        Telecopy: (312) 293-8445

                                        LIBOR Funding Office:
                                        Nassau Branch
                                        c/o 111 West Monroe Street
                                        Chicago, Illinois  60690

Amount and Percentage of Commitments:

Revolving Credit Commitment:          NATIONAL CITY BANK
$9,000,000 (50%)

Term Loan Commitment:                 By  /s/ RICHARD M. SEMS
$11,000,000 (50%)                        ---------------------------------------
                                        Print Name  Richard M. Sems
                                                   -----------------------------
                                        Title  Senior Vice President
                                              ----------------------------------

                                      ------------------------------------------

                                      ------------------------------------------
                                      Attention:
                                                 ----------------
                                      Telephone: (   )
                                                  ---  -----------
                                      Telecopy: (   )
                                                 ---  -----------

                                      LIBOR Funding Office

                                      -----------------------------

                                      -----------------------------

Amount and Percentage of Commitments:

Revolving Credit Commitment:        BANK OF MONTREAL
$2,250,000 (12.50%)

Term Loan Commitment:               By  /s/ DANIEL J. GRESLA
$2,750,000 (12.50%)                    -----------------------------------------
                                    Print Name  Daniel J. Gresla
                                               ---------------------------------
                                    Title  Managing Director
                                          --------------------------------------

                                    111 West Monroe Street
                                    Chicago, Illinois 60603

                                    Attention:
                                                --------------
                                    Telephone: (312)    -
                                                     --- -----
                                    Telecopy: (312)    -
                                                    --- -----


                                    LIBOR Funding Office:
                                    Nassau Branch
                                    c/o 111 West Monroe Street
                                    Chicago, Illinois  60690